US SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8 - K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE  OF  REPORT  (DATE  OF  EARLIEST  EVENT  REPORTED):   FEBRUARY  15,2000


                          MEASUREMENT SPECIALTIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             NEW  JERSEY                      0-16085             22-2378738
    ----------------------------    ----------------------    ------------------
  (STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)    (IRS  EMPLOYER
  INCORPORATION  OR  ORGANIZATION)                           IDENTIFICATION NO.)


80 LITTLE FALLS ROAD, FAIRFIELD, NEW JERSEY 07004(ADDRESS OF PRINCIPAL EXECUTIVE
--------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (973) 808-1819
                       ---------------------------------------
                           (ISSUER'S TELEPHONE NUMBER)


    (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                     REPORT)

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

    On February 15, 2000 (the "Closing Date") Measurement Specialties, Inc. (the "Registrant") acquired 100% of the common stock of IC Sensors, Inc. from PerkinElmer, Inc. A total of $12 million was paid in cash to PerkinElmer utilizing cash and the proceeds from a $10.0 million term loan issued on February 15, 2000 and discussed further in Item 5 (other events). A copy of the press release announcing the acquisition is attached as Exhibit 2000.1 and the Asset purchase agreement between the Registrant and PerkinElmer, Inc. is attached as Exhibit 2000.2.


ITEM  5.  OTHER  EVENTS.
  On February 15, 2000, Measurement Specialties, Inc. (the "Registrant") entered into a amended and restated its Revolving credit, term loan and Security agreement with PNC Bank, National Association (PNC). The agreement provides for a six year, $10.0 million term loan bearing interest at the Eurodollar Rate plus 3.25%, which shall be reduced to no lower than the Eurodollar Rate plus 2.75% based upon earning before interest, taxes, depreciation and amortization and $10.0 million revolving credit facility. The revolving credit facility bears interest at the Eurodollar Rate plus 2.75% (which shall be reduced to no lower than the Eurodollar Rate plus 2.00% based upon earning before interest, taxes, depreciation and amortization). The availability under the revolving credit facility expires February 2003. The agreement requires the Registrant to maintain minimum interest coverage ratios, maximum leverage ratios, limits capital expenditures and advances to Subsidiaries and requires consent for the payment of dividends. A copy of the Revolving credit, term loan and Security agreement is attached as Exhibit 2000.3


ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     The Registrant will file the required financial statements of business acquired within 60 days of the last date on which this Report of Form 8-K was required to be filed.

(b)  Pro Forma Financial Information.

     The Registrant will file the required pro forma financial information within 60 days of the last date on which this Report of Form 8-K was required to be filed.

(c)  Exhibits.

     2000.1 Press release regarding the acquisition dated February 16, 2000.

     2000.2 Stock Purchase  Agreement  dated as of February 11, 2000 between the
            Registrant and PerkinElmer.

     2000.3 Amended and Restated Revolving credit, term loan and Security agreement dated February 15, 2000 between Registrant and PNC Bank, National Association (PNC).

                                   SIGNATURES



In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      MEASUREMENT  SPECIALTIES,  INC.
                                      (Registrant)






                                      /s/  Kirk  J.  Dischino
                                     ------------------------
Date:  March  1,  2000                Kirk  J.  Dischino
                                      Chief  Financial  Officer

EXHIBIT  2000.1
---------------

Contact:  Joseph  R.  Mallon,  Jr.,  CEO
          Kirk  J.  Dischino,  CFO
          973  808-1819
          Boutcher  &  Boutcher,  Investor  Relations
          Aimee  Boutcher
          973  239-2878

                                                         FOR  IMMEDIATE  RELEASE
                                                         -----------------------


                   MEASUREMENT SPECIALTIES ACQUIRES IC SENSORS
                     CONTINUES EXPANSION OF SENSOR PRODUCTS

Fairfield, NJ, February 16, 2000 - Measurement Specialties, Inc. (AMEX: MSS) announced today it has acquired IC Sensors, Inc. from PerkinElmer, Inc (NYSE:
PKI).

     IC Sensors, with calendar 1999 sales of approximately $14 million, designs, manufactures, and markets micromachined silicon pressure sensors, accelerometers, and microstructures. A world recognized pioneer in microsensor technology, IC Sensors serves industrial, medical, and aerospace customers. It employs approximately 125 people in Milpitas, Ca, and 112 manufacturing people in a PerkinElmer facility in Batam, Indonesia. The purchase price of $12 million was financed with senior debt extended by the Company's existing primary lender.
     Joseph R. Mallon Jr, CEO, said, "This acquisition fits perfectly with our strategic and business model. It is a business we understand in depth. IC Sensors products and technology complement and broaden our OEM-sensor product offerings, fits well with existing distribution channels, and will benefit from our low cost Asian manufacturing capability."

     Mr. Mallon continued "IC Sensors is an exciting company in the Silicon Valley tradition with outstanding people, and world class technology. It has been impacted by declining revenues, and losses associated with an unsuccessful initiative into automotive accelerometers. Plans are to immediately begin transferring Batam manufacturing to Measurement Specialties' facilities in Shenzen, China, and to subsequently transfer additional Milpitas manufacturing operations. Leveraging our infrastructure and taking advantage of the many synergies with our existing sensor business, we expect to quickly make IC Sensors significantly profitable. During the next several quarters, we expect short term losses at IC Sensors to be more than offset by strength in our existing sensor and consumer businesses.
   We continue to remain active in identifying and negotiating with possible acquisition candidates both in the USA and Europe. We anticipate closing on one or more of these opportunities during the next Fiscal Year. Targeted companies have revenues ranging from $10 million to $40 million."
     Kirk J. Dischino, Chief Financial Officer, said, "Our strong financial performance allowed us to finance the transaction with senior debt, and no shareholder dilution. PNC Bank NA,our primary lending institution was responsive to our need to complete the transaction quickly and cost effectively. The purchase was funded with cash, and a six-year, $10 million term note. Additionally, our revolving credit facility was increased from $5 million to $10 million."

     Measurement Specialties, Inc., designs, develops, produces and sells electronic sensors, and sensor-based consumer products. The Company's products include sensors for high volume industrial applications, body-weight, kitchen, and postal scales, electronic tire pressure gauges, parking aids, and distance estimators.
     PerkinElmer, Inc is a $1.6 billion high technology company based in Boston, Massachusetts, operating in four businesses - Life Sciences, Fluid Sciences, Optoelectronics, and Analytical Instruments. PerkinElmer, Inc has operations in over 100 countries, and is a component of the S&P 500 Index. Additional information  is  available  at  www.perkinelmer.com  or  at  1877-PKI-NYSE.
                                -------------------

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward looking statements may be identified by such words or phases as "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projected", "may", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ materially include: conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in identifying, financing and integrating acquisition candidates;
changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an announced active acquisition program. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.

CONFERENCE  CALL

A conference call discussing the acquisition will be held Thursday, February 17, 2000 beginning at 11:00 AM (Eastern). To participate, please dial 1-800-553-0288 prior to start time. A recording of the call will be available for 30 days by dialing 1-800-475-6701, and entering access code 503450. The call will be simultaneously broadcast over the Internet and available for 90 days thereafter at http://www.vcall.com.

EXHIBIT  2000.2
---------------


                            STOCK PURCHASE AGREEMENT
                            ------------------------


This Stock Purchase Agreement ("Agreement") is made as of February 11, 2000, by and among:
     PerkinElmer,   Inc.,  a  Massachusetts  corporation  headquartered  in
     Wellesley, Massachusetts (the "Seller");

     and

     Measurement Specialties, Inc., a corporation organized and existing under the laws of the State of New Jersey with its principal place of business in Fairfield, New Jersey (the "Buyer").

R  E  C  I  T  A  L  S

     A. Seller owns all the issued and outstanding shares of common stock of IC Sensors, Inc. (formerly EG&G IC Sensors), a California corporation with its principal place of business in Milpitas, California (the "Company") (the "Shares"); and

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares upon the terms and conditions hereinafter set forth; and

     C. in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto do hereby agree as follows:

ARTICLE  I  -  DEFINITIONS

     The following terms shall have the meaning set forth below for the purposes of this Agreement:

"Affiliate" has the meaning set forth in Rule 405 of the Securities Act of 1933, as amended, and is intended to include the officers, directors, employees, representatives and agents of any Person.

"Balance  Sheet"  -  as  defined  in  Section  3.9.

"Batam  Property"  -  as  defined  in  Section  3.27.

"Business" means the design, production and sale of micromachined sensors and microstructures business conducted by the Company.

"Buyer"  -  as  defined  in  the  first  paragraph  of  this  Agreement.

"Closing"  -  as  defined  in  Section  2.3.

"Closing Date" - the date and time as of which the Closing actually takes place.

"Company"  -  as  defined  in  the  Recitals  of  this  Agreement.

"Contemplated Transactions" - all of the transactions contemplated by this Agreement including: the sale of the Shares by Seller to Buyer in consideration of the Purchase Price; the execution, delivery, and performance of any related documents as described in this Agreement; the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

"Environment" shall mean air, land, surface soil, subsurface soil,sediment, surface water and groundwater.

     "Environmental Conditions" shall mean any environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Substances into, the Environment.

     "Environmental Laws" shall mean all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Substances into the Environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Substances, whether existing in the past or present or hereafter enacted, rendered, adopted or promulgated. Environmental Laws shall include, but are not limited to, the following laws, and the regulations promulgated thereunder, as the same may be amended from time to time: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"); the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"); the Clean Air Act (42 U.S.C. 7401 et seq.); the Clean Water Act (33 U.S.C. 1251 et seq.); and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.) ("OSHA").

     "Environmental Permits" shall mean all permits, authorizations, registrations, certificates, licenses, approvals or consents required under or issued pursuant to Environmental Laws.

     "Former Facilities" shall mean any plants, offices, land, manufacturing, warehousing or other facilities formerly owned, operated, leased, managed, used, controlled or occupied by Seller in connection with the Company's business or by any current or former subsidiary of Seller or any predecessors-in-interest of Seller.
     "Governmental Entity" shall mean any nation or government, any state, city, locality, municipality or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State, city, locality, municipality of the United States or any political subdivision, thereof, and any tribunal or arbitrators of competent jurisdiction, and any self-regulatory organization.

     "Hazardous Substances" shall mean any toxic or hazardous substance, material or waste and any pollutant or contaminant, or infectious or radioactive substance or material, or any substances, materials and wastes defined or regulated under any Environmental Laws, including without limitation, petroleum, polychlorinated byphenyls and urea formaldehyde.

 "Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Liens"  -  as  defined  in  Section  3.8.

"Losses"  -  as  defined  in  Section  10.1.

"material"  shall  refer  to  matters  involving  $25,000  or  more.

"material adverse effect" means a material adverse effect on the business, operations, liabilities, properties, assets or financial condition of a Person.

"Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental agency.

     "Release" shall mean any intentional or unintentional release, discharge, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping.

"Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act" - the Securities Act of 1933, as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Seller"  -  as  defined  in  the  first  paragraph  of  this  Agreement.

"Shares"  -  as  defined  in  the  Recitals  of  this  Agreement.

ARTICLE  II  -  SALE  AND  TRANSFER  OF  SHARES;  CLOSING

     2.1  Shares
          Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

     2.2  Purchase  Price
          The purchase price (the "Purchase Price") for the Shares will be Twelve Million Dollars ($12,000,000). At the Closing, (1) the Purchase Price will be paid by Buyer to the order of Seller via wire transfer in immediately available funds to such bank and account as has been specified by Seller, and
(2) Seller shall deliver to Buyer certificates for the Shares duly endorsed in blank or with duly executed stock powers attached in proper form for transfer.

     2.3  Closing
          The closing of the purchase and sale contemplated by this Agreement (the "Closing") will take place at the offices of McCarter & English LLP, 100 Mulbery Street, Newark, New Jersey at 10:00 a.m. local time on February 11, 2000 or at such other time and place as the parties may mutually agree. Subject to the provisions of Article IX, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4     Excluded  Liabilities

          At or before the Closing, Seller shall assume and/or discharge on behalf of the Company the following liabilities ("Excluded Liabilities")

Liabilities arising under Environmental Laws or in respect of Environmental Conditions, as described in Section 10.1(c);any indebtedness or other liability to Seller or any Affiliate of Seller (including, without limitation, any inter-company loans, corporate charges, overhead allocations or product sale expenses) except as described in Section 5.6; retention bonus payment obligations to employees of the Company, all of which obligations are set forth on Schedule 2.4; and federal, state and local income taxes incurred in connection with the operation of the Company prior to the Closing Date.

ARTICLE  III  -REPRESENTATIONS  AND  WARRANTIES  OF  SELLER

     Seller  hereby  represents  and  warrants  to  Buyer  as  follows:

     3.1  Title  to  Shares
          Seller (a) is the owner, free and clear of any liens, pledges, encumbrances, options, restrictions, charges, agreements or claims, of the Shares, and (b) will sell, transfer, assign and deliver good and valid title to the Shares at the closing as provided in this Agreement, free and clear of any liens, pledges, encumbrances, options, restrictions, charges, agreements or claims other than those resulting from Buyer's actions.

     3.2  Capitalization  of  the  Company
          The authorized capital stock and issued and outstanding shares of the Company are set forth in Schedule 3.2. Such issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable. Except for rights granted to Buyer under this Agreement there are no outstanding "phantom" stock rights, options, warrants or rights of first refusal, preemptive, subordination or similar rights or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting or other agreements with respect to, any shares of capital stock of the Company, or any other securities of the Company and the Company is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock or any other securities to or from any person or entity. There are no Shares of the capital stock of the Company held in the Company's treasury. Copies of the charter documents and by-laws and corporate minute books of the Company have been made available to Buyer and are true, correct and complete in all material respects as of the date hereof. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

     3.3  Subsidiaries
          The Company is a wholly-owned subsidiary of Seller. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation.

     3.4  Organization
          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with full corporate power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties in the places where it maintains offices and where its properties are owned, leased or operated.

     3.5  Due  Authorization  of  Seller;  Binding  Obligation
          Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements to be executed and delivered by Seller at the Closing and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and such other agreements by Seller have been duly authorized by all necessary corporate and stockholder actions on the part of Seller. This Agreement is the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

     3.6  Non-Contravention
          The execution, delivery and performance of this Agreement by Seller and the consummation of the Contemplated Transactions do not and will not, with or without the giving of written notice or the lapse of time, or both, violate, conflict with, result in the breach of, require a consent under, or accelerate the performance required by any of the terms, conditions or provisions of the charter documents or by-laws or other governing documents of the Company or Seller or any material covenant, agreement or understanding to which the Company or Seller is a party or any order, ruling, decree, judgment, arbitration award, law, rule, regulation or stipulation to which the Company or Seller is subject or constitute a default thereunder or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or upon the Shares.

     3.7  Books  and  Records
          The books of account, minute books, stock record books, and other records of the Company, copies of all of which have been made available to Buyer, are current, complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and the Board of Directors of the Company, and no meeting of any such stockholders or Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books.

     3.8  Title  to  Properties
          Schedule 3.8 attached hereto contains a complete and accurate list and description of all real property owned, leased or occupied by the Company (the "Real Property"). Seller has heretofore made available to Buyer a complete list of all material tangible personal property owned by the Company as of December 31, 1999, all of which personal property will be owned by the Company on the Closing Date other than inventory sold in the Ordinary Course of Business. The Company has good and marketable title to the real and personal property owned by it, free and clear of all mortgages, liens, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title, (collectively, "Liens") except (a) as set forth or provided for in Schedule 3.8; (b) mechanics', carriers', workers' and other similar liens arising in the Ordinary Course of Business and consistent with past practice; (c) liens of taxes not yet due and payable or being contested in good faith by appropriate proceedings; (d) with respect to real property, (i) imperfections of title, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto (collectively, the "Permitted Liens"); and (e) those that do not impair the current use or diminish the value of the property affected to any material extent. The Company has a valid leasehold interest in all real estate leased by it. There are no breaches of any such lease by the Company or, to the Company's knowledge, any other party to any such lease.

     3.9  Financial  Statements.
          Set forth in Schedule 3.9 is the balance sheet for the Company as of December 31, 1999, 1998 and 1997 and the Profit and Loss Statements for the years then ended (the "Financial Statements"). The Financial Statements fairly present the financial condition of the Company as of the date thereof. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied with the past practices of the Seller. There has been no material adverse change in the assets, liabilities, operations or Business of the Company since December 31, 1999. For purposes of this Agreement, the balance sheet dated December 31, 1999 is referred to herein as the "Balance Sheet" and December 31, 1999 is referred to herein as the "Balance Sheet Date".

     3.10 Material  Liabilities.
          The Company has no material liabilities or obligations, absolute or contingent or otherwise, except (a) as set forth in the Balance Sheet or in this Agreement, (b) liabilities and obligations incurred subsequent to the Balance Sheet Date in the Ordinary Course of Business.

     3.11 Inventories,  Accounts  Receivable  and  Accounts  Payable
          (a) Inventories. Schedule 3.11(a) is a list of all inventories, supplies, products, and materials that are sold in the Ordinary Course of Business, as of the Balance Sheet Date. All inventory is salable in the Ordinary Course of Business.

          (b) Accounts Receivable. Schedule 3.11(b) is a list by customer of all accounts receivable of the Company as of February 6, 2000. The accounts receivable have arisen in bona fide arm's length transactions in the Ordinary Course of Business and, to Seller's Knowledge, are valid and binding obligations of the account debtors. The accounts receivable of the Company on the Closing Date will, subject to the allowance for doubtful accounts reflected in the account of the accounts receivables shown on the Financial Statements be collectible in the Ordinary Course of Business, without resort to litigation or other usual collection practices.

          (c) Accounts Payable. Schedule 3.11(c) is a list by vendor of all accounts payable to the Business as of February 6, 2000. The accounts payable with respect to the Business have arisen in bona-fide arm's length transactions in the Ordinary Course of Business and have been and will continue to be paid by the Seller in the Ordinary Course of Business consistent with past practice.

     3.12 Patents,  Trademarks,  Copyrights  and  Trade  Secrets
          (a) Schedule 3.12 contains a complete list of all United States and foreign patents and patent applications, invention disclosures, trademarks (whether registered or as to which registration has been applied for), trade names, trademarks, service marks and copyrights ("Protected Material") owned by or licensed to Company as of the date hereof that are material to the current operations of the Company. There has not been any infringement, misuse or misappropriation, actual or claimed, by Company of any Protected Material owned by others, or to the knowledge of Company, by others of any Protected Material owned by or licensed to Company. All Protected Material, processes, designs, formulae, inventions, know-how, ideas or concepts which are necessary to, or are being used in, the manufacturing, processing, fabricating, assembling, advertising or sale by Company of the products now being produced by it are as of the date hereof either owned by Company, free and clear of any material title defects, and, to Company's knowledge, adverse claims of ownership by any third party, or are the subject to an appropriate license or agreement pursuant to which Company is granted the right to make such uses thereof.

          (b) No transfer, license or grant of rights to the tradename, service mark and/or trademarks "PerkinElmer," "EG&G," the EG&G logo or the PerkinElmer logo, either separately or in conjunction with "IC Sensors" is made or is to be implied by any provision of this Agreement.

     3.13 Contracts.
Schedule 3.13(a) is a list of all written agreements, leases, contracts, and commitments relating to the Business to which Seller or the Company is a party as of the date of this Agreement which (i) provide for a period of performance which extends beyond twelvemonths from the date of this Agreement or involves a payment or receipt after the date of this Agreement of more than $50,000 and
(ii) any other material agreement, contract, or commitment relating to the Business not listed elsewhere in this Agreement. The Seller or the Company has and, to the best of Seller's knowledge, each of the other parties to the Contracts has, in all material respects, performed all the obliga-tions required to be performed by it to date thereunder, except as indicated to the contrary in
Schedule 3.13(b). Seller and the Company do not know of nor have they received written notice of the intention of any party to terminate any Contract, except as indicated to the contrary in Schedule 3.13(b). Except as otherwise indicated in Schedule 3.13(c), each Contract (a) was entered into in the Ordinary Course of Business, (b) is valid, binding, and enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency, or similar laws affecting generally the enforcement of creditors' rights and to rules of law governing injunctive relief, specific performance, and other equitable remedies), (c) is in full force and effect with no default or dispute existing or, to Seller's knowledge, threatened with respect thereto, and (d) except as contemplated by this Agreement, will not be terminated or otherwise affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.14 Taxes.
The Company has filed all tax returns that are or were required to be filed on a timely basis.

The charges, accruals, and reserves with respect to taxes of the Company are adequate and at least equal to the Company's liability for taxes. All federal, state, and other taxes that the Company is or was required to withhold or collect have been duly withheld and collected and to the extent required, have been paid to the proper governmental agency.

The Company has no deficiencies outstanding pursuant to an audit of the Company's federal and state income tax returns or if such deficiencies exist, they are being contested in good faith and the appropriate reserves are provided for on the balance sheet.

All tax returns filed by the Company are materially true, correct and complete. There are no tax sharing agreements that will require any payment by the Company after the date of this agreement.

All federal income tax returns filed by or which include the company have been audited or are closed by the applicable statute of limitations for all taxable years through September 30, 1994.

All state income tax returns filed by or which include the Company have been audited or are closed by the applicable statute of limitations for all taxable years through December 31, 1994.

     3.15 Governmental  Approvals.
No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity, is required by or with respect to Seller, the Company or the Business in connection with the execution and delivery of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby, or the operation of the Business by Buyer in the same manner as presently operated by Seller (but excluding licenses or permits relating solely to Buyer, such as business licenses and qualifications).

     3.16 Litigation.
Schedule 3.16 is a description of all actions, suits, proceedings, inves-tigations, orders, rulings, and decrees in or by or before any Governmental Entity, domestic or foreign, or before any arbitrator of any kind, pending against the Company, known by the Company or Seller to be threatened against the Company, or to which the Company has, since January 1, 1997, been a party relating to or affecting the Company, its Assets or the Business.

     3.17 Employees.
Schedule 3.17 is (a) a complete and correct list of the names, job titles and dates of hire of all employees of the Company or the Business, and (b) a complete and correct list of the rate of compensation for each such person as of the date of this Agreement. Seller has paid in full to all employees all wages, salaries, commissions, bonuses, and other direct compensation due and payable for all services performed by employees involved solely or predominantly in the Business. Seller is in compliance in all material respects with all laws and regulations respecting employment and employment practices, terms, conditions, wages, hours, benefits, and taxes relating to employees involved solely or predominantly in the Business.

     3.18  Employee  Benefit  Plans.
          (a) Schedule 3.18 is a complete and correct list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA)("Welfare Plans") and each other material plan, arrangement, or policy relating to bonuses, stock options, stock purchases, incentive or deferred compensation, supplemental retirement, retiree medical benefits, severance, other separation benefits, change in control and other employee fringe benefits currently maintained, sponsored, or contributed to by the Company for the benefit of any employee of the Company, or by Seller or any of its affiliates or subsidiaries (as defined in Section 4001 of ERISA and the rules and regulations thereunder and/or Section 414 of the Code) ( "ERISA Affiliate") for the benefit of any employee or former employee of the Company employed in the United States (all the foregoing being herein called "Employee Benefit Plans").

          (b) Seller has provided Buyer complete and correct copies, if applicable, of: the document embodying or establishing each written Employee Benefit Plan (including amendments thereto); a description of each unwritten Employee Benefit Plan; all trust agreements, insurance contracts or other funding arrangements; the two most recent actuarial and trust reports; the two most recent Forms 5500 and all schedules related thereto; the most recent Internal Revenue Service ("IRS") determination letter; the current summary plan descriptions; the two most recent summary annual reports, all summaries of material modifications; all material communications received from or sent to the IRS, including a request for a compliance certificate under the IRS Voluntary Compliance Program (or similar program), or an application under the IRS Closing Agreement Programs with respect to any of the Employee Benefit Plans, (including a written description of any oral communication); and all amendments and modifications to any such document.

          (c) Each of the Employee Benefit Plans that is intended to meet the requirements of Section 401(a) and, where applicable, Section 401(k) of the Code, now meets, and since its inception has met, the requirements for qualification under Section 401(a), and, where applicable, Section 401(k) of the Code and its related trust is now, and since its inception has been, exempt from taxation under Section 501(a) of the Code. Each Employee Benefit Plan intended to qualify under the Code has received a favorable determination letter as to its qualification under the Code (or such a letter has been or will be applied for prior to expiration of the applicable remedial amendment period), no such determination letter has been revoked and, to the Seller's knowledge nothing has occurred, whether action or failure to act, which would cause the loss of such qualification or which would result in material costs to the Company under the IRS' Closing Agreement Program, Voluntary Compliance Resolution Program or Administrative Policy Regarding Self Correction.

          (d)     Compliance;  Liability.

          (i) Neither the Seller, the Company nor any ERISA Affiliate maintains, sponsors, or contributes to any single employer plan withi the meaning of Section 4001(a)(15) of ERISA and no Employee Benefit Plan is or has been subject to section 412 of the Code or section 302 or Title IV of ERISA.

          (ii) No material liability has been or is expected to be incurred by Seller, the Company or any ERISA Affiliate (either directly or ndirectly, including as a result of an indemnification obligation)under or pursuant to ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to the Employee Benefit Plans that could, following the Closing, become or remain a liability of the Company or become a liability of Buyer or of any employee benefit plan established or contributed to by Buyer and, to Seller's knowledge, no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such liability to the Company or, following the Closing, the Buyer.

     (iii) Each of the Employee Benefit Plans has been operated and administered in all respects in compliance with all applicable laws and the provisions of each Plan, except for any failure so to comply that, individually or together with all other such failures, has not and will not result in a material liability or obligation on the part of the Company, or, following the Closing, the Buyer. There are no material pending or, to the Seller's knowledge, threatened claims, lawsuits, arbitrations or other action by or on behalf of any of the Employee Benefit Plans, by any employee of the Company or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits).

     (iv) Except as set forth in Schedule 3.18, all contributions to, and payments from, the Employee Benefit Plans that may have been required to be made in accordance with the Employee Benefit Plans have been timely made.

     (v) No Employee Benefit Plan is or is under audit or investigation by the IRS, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any material tax or penalty. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Employee Benefit Plan.

          (e) There is no, nor has there ever been any multiemployer plan (as defined in ERISA Section 3(37)) covering employees of the Company or a past or present withdrawal therefrom.

          (f) Neither the Company nor the Seller is in violation of any workers compensation or similar laws. All workers compensation claims filed against the Company are set forth and described in Schedule 3.18(f).

          (g) Except as set forth in Schedule 3.18, no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Employee Benefit Plan and that is reasonably likely to subject the Company, the Buyer or any of their employees to material tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA.

          (h) Neither the Seller nor the Company has announced to employees, former employees, consultants or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional employee benefit plan which is intended to cover employees or former employees of the Company or to amend or modify any existing Employee Benefit Plan which covers or has covered employees or former employees of the Company, except as required by applicable law.

     3.19 Labor  Union.
Seller is not insofar as it pertains to the Company, and the Company is not a party to or bound by any collective bargaining agreement or other union contract and has not, within the last three (3) years, experienced any strike, lockout or any other material labor difficulty.

     3.20 Compliance  with  Laws.
Seller and the Company have complied with, and are not in violation of, any Legal Requirement applicable to the Company, the Business or any of the Real Property.

     3.21 Insurance
          Schedule 3.21 contains a complete list as of the date hereof of all currently effective insurance policies or binders of insurance or programs of self-insurance maintained by the Company. The coverage under each such policy and binder is as of the date hereof in full force and effect, and as of the date hereof no notice of cancellation or nonrenewal has been received by Seller. Any insurance coverage provided under policies maintained by Seller for the benefit of Company will be terminated as of the Closing, and Buyer will be responsible for providing insurance coverage for the Company as of the Closing Date forward.

3.22 Condition and Sufficiency of Assets. To the best of Seller's knowledge the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put and, together with the Batam Property, constitute all of the assets necessary to conduct the Business in the manner presently conducted by the Company. None of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Business is conducted exclusively by the Company. Except for the Batam Property, the Company does not, in the conduct of the Business, use any property, assets or resources of the Seller or any Affiliate of the Seller, except pursuant to written agreements that will continue in full force and effect after the Closing.

3.23 No Material Adverse Change. Sinc the Balance Sheet Date, there has not been any material adverse change in the business, operations, properties, assets, or financial condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change. It is understood however that the Seller is not leaving any cash in the Company at Closing and that the Company has continued to experience losses in January 2000 as has been disclosed to Buyer.

3.24 Absence of Certain Changes and Events. Since the Balance Sheet Date, the Company has conducted the Business only in the Ordinary Course of Business and there has not been any:

     (a)     amendment  to  the  Organizational  Documents  of  the  Company;

     (b) except as disclosed on Exhibit 3.24(b), payment or increase of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (c) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan;

     (d) damage to or destruction or loss of any asset or property, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

     (e) entry into, termination of, or receipt of notice of termination of any contract or transac-tion involving a total remaining commitment by or to the Company of at least $50,000;

     (f) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property;

     (g)     agreement,  whether  oral  or  written, to do any of the foregoing.

3.25 Brokers and Finders. Other than fees payable to KPMG LLP, Seller and the Company agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.
3.26      Environmental  Matters.

          (a) Permits. Seller possesses all Environmental Permits necessary to conduct the Company's business as it is now being conducted; a true and complete copy of each Environmental Permit issued to Seller has been delivered to Buyer; each Environmental Permit issued to the Company is in full force and effect; Seller is in compliance with all requirements, terms and provisions of the Environmental Permits issued to the Company, except for such non-compliance as would not have a material adverse effect and has filed on a timely basis (and updated as required) all reports, notices, applications or other documents required to be filed pursuant to the Environmental Permits. Schedule 3.26 (a) lists all of the Environmental Permits issued to or held by the Company which by their terms or by operation of law will expire or otherwise become ineffective on or before the Closing Date. Seller shall comply with its obligations under Environmental Laws to have such Environmental Permits transferred, renewed or reissued in Buyer's name prior to the Closing Date so as to allow Buyer to continue the Company's business without interruption after the Closing Date and, as reasonably requested by Buyer, shall assist Buyer with its obligations under Environmental Laws with respect to the same.

          (b) Compliance with Environmental Laws. The Company's business is, and at all times has been, in compliance with all Environmental Permits and Environmental Laws applicable to the Company's business, the Former Facilities or any of the Real Property, except for such non-compliance as would not have a material adverse effect.

          (c) Reports, Disclosures and Notifications. The Company has filed on a timely basis (and updated as required) all reports, disclosures, notifications, applications, pollution prevention, stormwater prevention or discharge prevention or response plans or other emergency or contingency plans required to be filed under Environmental Laws with respect to the Company's business.

          (d) Notices. Neither Seller nor the Company has received any notice that Seller, the Company, any of the Real Property or any of the Former
Facilities: (i) is in violation of the requirements of any Environmental Permit or Environmental Laws; (ii) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Permit or Environmental Laws; or (iii) has actual or potential liability under any Environmental Laws, including without limitation, CERCLA, RCRA, or any comparable state or local Environmental Laws.

          (e) No Reporting or Remediation Obligations. To the best of Seller's knowledge, there are no Environmental Conditions or other facts, circumstances or activities arising out of or relating to the Company's business, the Company, or the use, operation or occupancy by the Company of any of the Real Property or, to the knowledge of Seller, the Former Facilities that result or reasonably could be expected to result in (i) any obligation of Seller or the Company to file any report or notice, to conduct any investigation, sampling or monitoring or to effect any environmental cleanup or remediation, whether on-site or offsite; or (ii) liability, either to a Governmental Entity or third parties, for damages (whether to person, property or natural resources), cleanup costs or remedial costs of any kind or nature whatsoever.

          (f) Liens and Encumbrances. No Governmental Entity has obtained or asserted an encumbrance or lien upon any of the Real Property or any other property of Seller or the Company or, to the knowledge of Seller after diligent inquiry, any of the Former Facilities as a result of any Release, use or cleanup of any Hazardous Substance for which Seller or the Company is legally responsible, nor has any such Release, use or cleanup occurred which could result in the assertion or creation of such a lien or encumbrance.

          (g)     Storage,  Transport  or  Disposal  of  Hazardous  Substances.

          (i) Neither the Seller nor the Company has transported for storage, treatment or disposal, by contract, agreement or otherwise, or arranged for the transportation, storage, treatment or disposal, of any Hazardous Substances at or to any location which is listed on the National Priorities List ("NPL") or the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS), or listed for possible inclusion on the NPL or CERCLIS, or listed on any comparable state list.

               (ii) There is not now nor has there ever been located on any of the Real Property any areas or vessels used or intended for the treatment, storage or disposal of Hazardous Substances, including, but not limited to, drum storage areas, surface impoundments, incinerators, landfills, tanks, lagoons, ponds, waste piles or deep well injection systems; except for short term storage and accumulation of Hazardous Substances by the Company as permitted by, and in compliance with, Environmental Laws in the areas and/or vessels identified on
Schedule  3.26(g).

          (h) Future Laws. There are no Environmental Laws currently enacted or promulgated, as to which compliance is currently specified but not yet required, that would require either Seller, the Company or Buyer to take any action at any of the Real Property, including without limitation any work, repair, construction or capital expenditure, within three (3) years from the effective date of this Agreement in order to bring the Company's business, the Company or the operations at any of the Real Property as currently conducted into compliance with such Environmental Laws.

3.27 Batam Property. The property listed on Schedule 3.27 constitutes all of the property or assets owned by Seller or any Affiliate of Seller and utilized in the conduct of the Business (the "Batam Property"). All of the Batam Property is located in Seller's facility in Batam, Indonesia and will be in place on the Closing Date and conveyed by one or more Bills of Sale from PerkinElmer Singapore Pte Ltd or P.T. EG&G Heimann Optoelectronics (both wholly-owned subsidiaries of Seller or its Affiliates) to such legal entity as shall be designated by Buyer to receive the Batam Property on the Closing Date.

ARTICLE  IV  -  REPRESENTATIONS  AND  WARRANTIES  OF  BUYER

     Buyer  represents  and  warrants  to  Seller  as  follows:

     4.1  Organization.
          Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has all necessary corporate power and authority to own and lease all of its properties and assets and to carry on its businesses as now being conducted. Buyer pos-sesses all licenses, franchises, rights, and privileges material to the conduct of its business.

     4.2  Authority.
          Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforce-able in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and subject to rules of law governing specific performance, injunctive relief, and other equitable remedies.

     4.3  Effect  of  Agreement.
          The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a loss of a material benefit under, any provision of the Articles of Incorporation or Bylaws of Buyer or any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation appli-cable to Buyer or its properties or assets, other than any such conflicts, violations, defaults, or losses that individually or in the aggregate do not have a material adverse effect on Buyer.

     4.4  Governmental  Approvals.
          No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity, domestic or foreign, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

     4.5  Litigation  Affecting  Agreement.
          There are no actions, suits, proceedings, investigations, orders, rulings, or decrees in or by or before any Governmental Entity, domestic or foreign, or before any arbitrator of any kind, pending or known by Buyer to be threatened, relating to or affecting the transactions contemplated by this Agreement.

     4.6  Compliance  with  Laws.
          Buyer has materially complied with, is not in material violation of, and has not received any notice of violation with respect to, any federal, state, or local statute, law, rule, or regulation with respect to the conduct of its business or the ownership or operation of its business or properties.

     4.7  Brokers  or  Finders.
          Buyer is not obligated, directly or indirectly, to any person for any brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

     4.8  Funding
          Buyer has available sufficient cash to enable it to consummate the Contemplated Transactions.

     4.9  Investment  Intent
          Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933.

     ARTICLE  V  -  COVENANTS  OF  SELLER

     5.1  Access  and  Investigation
          Between the date of this Agreement and the Closing Date, Seller will, and will cause its Representatives to, (a) afford Buyer and its Representatives including, without limitation, any environmental consultants or contractors and prospective lenders and their Representatives (collectively, "Buyer's Advisors") reasonable access during normal business hours to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request; provided, that such investigation will not interfere unnecessarily with normal business operations.

     5.2  Operation  of  the  Businesses
          Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

          (a) conduct the business of the Company in the Ordinary Course of Business and not sell, distribute or otherwise dispose of any assets of the Company other than sales of inventory in the Ordinary Course of Business;

          (b) use its best efforts to preserve intact the current business organization of such the Company, and maintain the relations and goodwill with suppliers, customers, landlords, employees, agents, and others having business relationships with the Company;

          (c) keep Buyer reasonably informed regarding the status of the business, operations, and finances of the Company.

     5.3  Notification
          Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a material breach of any of Seller's representations and warranties as of the date of this Agreement.

     5.4     No  Negotiation
          Until  such  time, if any, as this Agreement is terminated pursuant to
Article IX, Seller will not, and will cause the Company and each of their Representatives not to, solicit any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or the Shares, or any merger, consolidation, business combination, or similar transaction involving the Company.

     5.5  Best  Efforts
          Between the date of this Agreement and the Closing Date, Seller will use its best efforts to cause the conditions in Articles VII and VIII to be satisfied.

5.6     Settlement  of  Intercompany  Accounts
          Except as set forth in Schedule 5.6, effective immediately prior to the Closing, all amounts then payable (i) by the Company to Seller or any of its Affiliates or (ii) by Seller or any of its Affiliates to the Company shall be paid (via a "net balance due" payment from Company to Seller, or vice versa, as appropriate) and, accordingly, the Company shall have no further obligation to make any payments in respect thereof to Seller or any of its Affiliates.

5.7 Audit. After the Closing, Seller will reasonably cooperate with Buyer, at Buyers expense, in order to enable Buyer and its auditors to prepare audited financial statements for the Company.

ARTICLE  VI  -  COVENANTS  OF  BUYER  PRIOR  TO  CLOSING  DATE

     6.1     Best  Efforts
          Between the date of this Agreement and the Closing Date, Buyer will use its best efforts to cause the conditions in Article VIII to be satisfied.

     6.2     Insurance
          Buyer shall be responsible for obtaining and maintaining all of the insurance coverages relating to the Company from and after the Closing Date.

     6.3  Commitment  to  Employees
          (a) On or prior to the Closing Date, Buyer shall offer continuing employment with the Company, as an employee-at-will, at the same location as the individual's place of employment immediately prior to the Closing Date, to each individual who is employed by the Company and who are actively at work as of the Closing Date ("Employees"). No such offer need be made to employees not actively at work, on disability, or on a paid or unpaid absence of leave who do not return to within 180 days of the Closing). Such offers of employment shall be on terms and conditions of employment, including job responsibilities and compensation levels (including salary or wages, commission, bonus and other cash compensations), no less favorable in the aggregate than the terms and conditions in effect for each such Employee immediately prior to the Closing Date, and with employee benefits not less favorable in the aggregate than employee benefits provided to comparable employees of Buyer.

          (b) Buyer shall cause the Company to establish and maintain, or shall establish and maintain, for a period of not less than one year after the Closing Date, a termination policy for Employees (the "Termination Policy") with terms no less favorable than the Seller's Termination Policy described on
Schedule 3.18, as in effect immediately prior to the Closing Date. Buyer shall indemnify Seller for any liabilities Seller incurs as a result of a failure by the Company to fulfill its obligations under the Termination Policy during such one-year period.

          (c) To the extent reasonably permitted under Buyer's employee benefit plans Buyer shall grant all Employees credit under all of Buyer's existing or subsequently established Employee Benefit Plans, programs and arrangements (including, without limitation, vacation and sick day accruals) for all service with the Company and the Company's Affiliates (and their respective predecessors) prior to the Closing Date for all purposes for which such service was recognized by the Company and the Company's Affiliates, other than for calculating benefit accruals under any defined benefit plan. To the extent reasonably permitted under Buyer's employee benefit plans, Buyer shall grant to Employees credit under Buyer's Employee Benefit Plans for all deductible and out-of-pocket payments made by Employees under Company's Employee Benefit Plans during the current plan year for such plans, and such payments made by Employees shall apply toward any deductible and out-of-pocket maximum amounts that apply under Buyer's Employee Benefit Plans. Employees participating under Company
Employee Benefit Plans at the Closing Date shall, to the extent reasonably permitted under Buyer's employee benefit plans, not be subject to any waiting periods for participation or pre-existing condition limitations in Buyer's corresponding Employee Benefit Plans.

6.4     Employee  Benefit  Matters

          (a) Except for the Company's 401(k) Plan, a copy of which is attached hereto as Schedule 6.4(a), Buyer shall not assume any liability or obligation with respect to any Employee Benefit Plans, or any claims related thereto, which occurred on or before the Closing Date.

          (b) Coverage for Employees under Welfare Plans contributed to or maintained by the Company or the Seller, shall continue until the Closing Date. Coverage under the Welfare Plans for any employee who is retired or terminated from the Seller on or before the Closing Date, or who is on disability leave before the Closing Date, shall remain the responsibility of the Seller unless the employee returns to work within 180 days of the Closing. Seller shall in all events be responsible for the payments of benefits under the Welfare Plans based on occurrences on or before the Closing Date. Any expenses for health care claims incurred by any employee of the Company (or a covered dependent of such employee) for a covered sickness or any injury that occurred on or before the Closing Date shall be the responsibility of Seller's group health plan, provided that such claim is submitted for reimbursement to the Seller's group health plan within the 180-day period immediately following the Closing Date. Seller's group health plan, in which the Company is and will be a participating employer up to the Closing Date, shall provide health care continuation coverage required by Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA") to qualified beneficiaries who incur a qualifying event under Seller's group health plan on or before the Closing Date. Effective as of the day following the Closing Date, Buyer shall be responsible for providing COBRA continuation coverage to Employees and other qualified beneficiaries who incur qualifying events under Buyer's group health plan after the Closing Date.

          (c) Seller shall retain and assume and indemnify and hold Buyer harmless from and against all obligations and liabilities to each Employee or Former Employee of the Company or Seller which obligations and liabilities have accrued on or before the Closing Date, arising out of their employment or former employment with the Company or Seller, (i) under each Employee Benefit Plan (including, but not limited to, all liabilities for all claims incurred, whether or not reported, on or before the Closing Date under all Welfare Plans), and
(ii)  for  compensation.

ARTICLE  VII  -  CONDITIONS  PRECEDENT  TO  BUYER'S  OBLIGATION  TO  CLOSE

     Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1  Accuracy  of  Representations  and  Warranties
          The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made on and as of each such date, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Seller.

     7.2  Performance  of  Covenants
          Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller, and Seller shall have delivered to Buyer a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Seller.

     7.3  No  Legal  Proceedings
          On the Closing Date, no litigation, arbitration, investigation or other proceeding, or injunction or final judgment relating thereto, shall be in force, pending or threatened (in circumstances Buyer reasonably believes to be credible), before any court or governmental or regulatory official, body or authority relating to the Company or that could have a material impact on the ability of Buyer and Seller to consummate the Contemplated Transactions or a material adverse effect on the Business.

     7.4  Stock  Certificates
          Seller shall have delivered to Buyer certificates representing the Shares duly endorsed in blank, or accompanied by appropriate stock powers in proper form for transfer.

     7.5  No  Claim  Regarding  Ownership  of  Shares  or  Sale  Proceeds
          There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Company or the Shares or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

     7.6  No  Prohibition
          Neither the consummation nor the performance of any of the Contemplated Transactions will materially contravene, or result in a material violation of any applicable Legal Requirement.

     7.7  Resignations
          Buyer shall have received resignations and releases of all officers and directors of the Company and all trustees of the Company's 401(k) Plan holding office immediately prior to Closing, unless otherwise directed.

     7.8 Consents. Any consents necessary for the consummation by Seller of the Contemplated Transactions shall have been obtained, or other arrangements acceptable to Buyer shall have been entered into giving Buyer the same economic benefits of ownership of the Business as if all consents had been obtained. In the event any consent shall not have been obtained prior to the scheduled Closing, the parties shall cooperate to enter into reasonable arrangements to confer upon Buyer all economic benefits of the Business as if such consent had been obtained (including without limitation, appropriate indemnification agreements) in order to effect a Closing; and the parties shall thereafter cooperate to obtain formal consent and extinguish or terminate the alternative arrangements effected in lieu of such consent.

7.9 Transfer of Batam Property At the Closing, Seller shall have delivered to Buyer one or more Bills of Sale in a form acceptable to Buyer's counsel transferring and conveying title to the Batam Property to Buyer or an entity designated by Buyer.

7.10 Financing. Buyer shall have obtained financing for the Contemplated Transactions on terms satisfactory to Buyer in its sole discretion.

7.11 Transition Services Agreement. Buyer and Seller shall have entered into a Transition Services Agreement on terms satisfactory to Buyer in its sole discretion.

ARTICLE  VIII  -  CONDITIONS  PRECEDENT  TO  SELLER'S  OBLIGATION  TO  CLOSE

     Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     8.1     Accuracy  of  Representations  and  Warranties
          The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Buyer.

     8.2  Performance  of  Covenants
          Each and all of the covenants and agreements of Buyer to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Buyer, and Buyer shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by a duly authorized officer of Buyer.

     8.3  No  Legal  Proceedings
          On the Closing Date, no litigation, arbitration, investigation or other proceeding or injunction or final judgment relating thereto, shall be in force, pending or threatened (in circumstances Seller reasonably believes to be credible), before any court or governmental or regulatory official, body or authority relating to the Company or that could have a material impact on the ability of Buyer and Seller to consummate the Contemplated Transactions.

     8.4  Payment  of  Purchase  Price
          Buyer shall have delivered to Seller, and Seller shall have received, the Purchase Price pursuant to Section 2.2 above.

     8.5   No  Claim  Regarding  Stock  Ownership  or  Sale  Proceeds
          There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Company or (ii) is entitled to all or any portion of the Purchase Price payable for the Shares.

     8.6  No  Prohibition
          Neither the consummation nor the performance of any of the Contemplated Transactions will materially contravene, or result in a material violation of any applicable Legal Requirement.

ARTICLE  IX  -  TERMINATION

     9.1  Termination  Events
          This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured (or is not capable of being cured) within a reasonable time or waived;

          (b) (i) by Buyer if any of the material conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the material conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

          (c) by either Buyer or Seller if any court or governmental agency shall have issued an order, judgment or decree or taken any other action materially challenging, prohibiting or invalidating the consummation of any of the Contemplated Transactions;

          (d)     by  mutual  consent  of  Buyer  and  Seller;  or

          (e) by either Buyer or Seller if the closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 11, 2000, or such later date as the parties may agree upon.

ARTICLE  X  -  INDEMNIFICATION

     10.1 Indemnification  by  the  Seller.
          Upon Closing, the Seller shall indemnify, defend (with counsel reasonably acceptable to the Buyer) and hold harmless the Buyer and its officers, directors, shareholders, affiliates, employees, agents, advisors, and representatives, and their respective successors, assigns and heirs (the "Buyer Indemnities") from and against any payment, loss, liability, judgement, award, fine, obligation, damage, penalty, claim, suit, demand, cost, or expense (including, without limitation, sampling, monitoring and remediation costs, reasonable fees and expenses of attorneys, consultants, accountants and investigators, engineering fees and disbursements, costs of effecting compliance with Environmental Laws required in order to satisfy Seller's indemnification obligations in Section 10.1(b) and costs of defense and interest) (collectively, the "Losses") incurred or sustained by Buyer which arise out of or result from:

          (a) any breach of any representation, warranty or covenant of the Seller in this Agreement, of which the Seller is notified in writing by the Buyer on or before the expiration of the time period set forth in Section 10.5;

          (b)     any  Excluded  Liability,  or

          (c) (i) Environmental Conditions on, at, under or emanating from the Former Facilities or the Real Property occurring or existing on or before the Closing Date; (ii) failure by the Company or agents, servants, employees or contractors of the Company to comply with Environmental Laws applicable to the Company's business or any of the Former Facilities or the Real Property prior to the Closing Date; (iii) treatment, storage, disposal or Release at any location of Hazardous Substances used, generated, handled, stored, manufactured, originating at or transported from any of the Former Facilities or the Real Property or in connection with the Company's business prior to the Closing Date;
(iv) claims of third parties alleging damages arising from personal injury, property damage or damage to natural resources arising from or related in any way to Environmental Conditions on, at, under or emanating from the Former Facilities or the Real Property or the conduct of the Company's business prior to the Closing Date; and (v) breach of any of the representations and warranties set forth in Section 3.26 hereof.

     10.2 Indemnification  by  the  Buyer.
          Upon Closing, the Buyer shall indemnify, defend (with counsel reasonably acceptable to the Seller) and hold harmless the Seller and its officers, directors, shareholders, affiliates, employees, agents, advisors, and representatives, and their respective successors, assigns and heirs from and against the Losses relating to the Business and arising out of any of:

               (a) any breach of any representation, warranty or covenant of the Buyer in this Agreement, or the Schedules and certificates delivered pursuant to this Agreement, of which the Buyer is notified in writing by the Seller on or before the expiration of the time period set forth in Section 10.5; or

          (b) federal, state and local taxes incurred in connection with the operation of the Corporation from and after the Closing Date.

     10.3 Claims  for  Indemnification.
          Whenever any claim shall arise for indemnification under this Article X (a "Claim"), the Buyer or the Seller, as the case may be, seeking indemnification (the "Indemnified Party"), shall promptly notify the party (the "Indemnifying Party") from whom indemnification is sought of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying
Party shall not have taken control of such suit after notification thereof as provided in this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Section 10.4.

     10.4 Defense  by  the  Indemnifying  Party.
          In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel in its discretion to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall have the right to settle any such claim, provided that a provision of such settlement includes a full release of the Indemnified Party.

The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

     10.5  Limitations  on  Indemnification  Obligations.
          (a) Notwithstanding anything contained in this Agreement to the contrary, the Seller shall be liable under Section 10.1 (a) above, only to the extent (i) the total amount of Losses suffered by Buyer pursuant to such Section shall exceed $250,000 in the aggregate. (For clarity, the parties agree that liability shall not relate back to the first dollar of damages so incurred, but will, as set forth above, begin at the $250,000 figure.) In no event shall either party's aggregate liability to the other hereunder exceed the Purchase Price, except in the event of Losses arising under Section 10.1(b) or Section 10.1(c).

          (b) The representations and warranties contained herein and the obligations of the parties under the indemnity agreements in Sections 10.1(a) and 10.2(a)shall survive the Closing Date for a period of eighteen months from the Closing Date, Provided, however, that the representations and warranties contained in Section 3.1 shall survive without limitation as to time, the representations and warranties contained in Section 3.12 shall survive for the life of each patent referred to therein and the representations and warranties contained in Sections 3.14, 3.18 and 3.26 shall survive for the applicable period of any statute of limitations and the indemnification obligation in respect of such representations and warranties shall survive for a like period; and further provided, however that a representation or warranty and indemnification obligation related to any claim asserted in writing within such period shall survive until such claim shall be resolved.

          (c) Except in the case of fraud, the sole and exclusive remedies of any party to this Agreement for any claim hereunder against any other party hereto shall be the indemnification provided in this Section 10, and each party agrees that it will not pursue any other remedy with respect thereto, except with respect to claims arising pursuant to Article X. All indemnification payments made under this Section 10 shall be treated for tax purposes as adjustments to the Purchase Price. In the event that one party shall be obligated to indemnify an Indemnified Person pursuant to this Article X, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to such Loss.

ARTICLE  XI  -  GENERAL  PROVISIONS

     11.1 Expenses
          Whether or not the Contemplated Transactions shall be consummated, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will pay all amounts payable to KPMG, LLP in connection with this Agreement and the Contemplated Transactions. In the event litigation is maintained by any party to this Agreement against any other party to enforce or interpret any of the terms of this Agreement, or to seek any remedy for any breach of this Agreement, the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorney's fees and costs of suit.

     11.2 Public  Announcements
          From the date of this Agreement until the Closing Date, neither Seller nor Buyer shall make, or permit its Affiliates to make, any public statement with respect to the transactions contemplated hereby without the prior consent of the other; provided that such consent will not be unreasonably withheld in any case and that nothing herein shall prevent any party from making any such disclosures or statements as may, in the opinion of counsel for the disclosing Person be required by law, regulation or rule of any governmental entity or of any stock exchange; provided further, that any party required by law, regulation or rule of any governmental entity or of any stock exchange to make any such disclosure or statement shall make a good faith effort to inform the other party of such requirement as soon as is practicable (whether such time is before or after such disclosure or statement).

     11.3 Confidentiality
          From the date of this Agreement until the Closing Date, Buyer and Seller will maintain in confidence, and will cause their Affiliates to maintain in confidence and not use to the detriment of another party any oral or written information obtained from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy such written information as requested by the other party.

     11.4 Notices
          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent via facsimile (with written confirmation of receipt), or (c) received by the addressee, if sent by a nationally recognized overnight delivery in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          Seller:        PerkinElmer,  Inc.
                         45  William  Street
                         Wellesley,  MA  02181
                         Attention:  General  Counsel
                         Facsimile  No.  (781)  431-4115

          Company:       IC  Sensors
                         1701  McCarthy  Boulevard
                         Milpitas,  CA  95035
                         Attention:  President
                         Facsimile  No.  (408)  434-6687


          Buyer:         Measurement  Specialties,  Inc.
                         80  little  Falls  Rd.
                         Fairfield,  NJ  07004
                         Attn:  Chairman
                         Tel:  973.808.1819
                         Fax:  973.808.1787

                         with  a  copy  to:

                         McCarter  &  English  LLP
                         Four  Gateway  Center
                         100  Mulberry  Street
                         Newark,  New  Jersey  07101-0652
                         Attn:  Kenneth  E.  Thompson,  Esq.
                         Tel:  973.622.4444
                         Fax:  973.624.7070

                         and

                         John  D.  Arnold,  Esq
                         The  Offices  of  John  D.  Arnold
                         104  Highland  Terrace
                         Woodside,  CA  94062

     11.5 Jurisdiction;  Service  of  Process
          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties also waive and release their rights to seek a jury trial with respect to disputes arising out of this Agreement or the transactions contemplated hereby. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties agrees that a judgment in any such proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     11.6 Further  Assurances
          The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     11.7  Waiver
          The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     11.8 Entire  Agreement  and  Modification
          This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. No amendment, modification, or addition hereto shall have effect or be binding unless in writing and executed by all of the parties, or their duly authorized representative.

     11.9 Assignment,  Successors,  and  No  Third-Party  Rights
          Neither party may assign any of its rights under this Agreement without the prior consent of the other parties which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
     11.10 Severability
          If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11.11 Article  and  Section  Headings,  Construction
          The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Section" refer to the corresponding Article or Section of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Information or documents disclosed pursuant to any Section attached hereto will be deemed to have been disclosed pursuant to any other applicable Section, without the need for cross-referencing.

     11.12 Time  of  Essence
           With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     11.13 Survival
          The representations and warranties set forth in this Agreement shall survive the Closing Date and shall remain in full force and effect as set forth in Section 10.4.

     11.14 Governing  Law
          This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

     11.15 Counterparts
          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     11.16 Mutual  Cooperation  with  Respect  to  Taxes
          Each of Buyer and Seller will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing or other governmental authority, or any judicial or administrative proceedings relating to taxes or other governmental matters relating to the Contemplated Transactions. Each party will provide the other with the opportunity to make copies of any records or information which may be relevant to such return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax returns and supporting work schedules.

     11.17  Cooperation  in  Litigation
          In the event that, after the Closing Date, Seller or Buyer shall reasonably require the participation of officers and employees by each other to aid in the defense or prosecution of litigation or claims, and so long as there exists no unwaived conflict of interest between the parties, each of Seller and Buyer shall make such officers and employees reasonably available to participate in such defense or prosecution provided that, except as required pursuant to the provisions of Article X, the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

     11.18 Transfer  Taxes
          Any transfer, purchase, sales, use or similar tax under the laws of any nation, state or any country, city, or political subdivision thereof arising out of the Contemplated Transactions and any filing or recording fees payable in connection with this Agreement shall be shared equally by Buyer and Seller.

     11.19 Tax  Elections
          Buyer agrees it will not make any decision with regard to the Company pursuant to 338 of the Internal Revenue Code.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized officers as of the date first written above.

     PerkinElmer,  Inc                Measurement  Specialties,  Inc.


     By:__________________            By:____________________
     Name:_______________             Name:_________________
     Its:__________________           Title:__________________

EXHIBIT  2000.3
---------------

                              AMENDED AND RESTATED

                           REVOLVING CREDIT, TERM LOAN

                                       AND

                               SECURITY AGREEMENT



                         PNC BANK, NATIONAL ASSOCIATION,


              AS LENDER AND AGENT FOR THE LENDERS AND PARTY HERETO




                                      WITH



                          MEASUREMENT SPECIALTIES, INC.





                          Dated as of February 15, 2000

                              AMENDED AND RESTATED
                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT
                               ------------------


     Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of February 15, 2000 among MEASUREMENT SPECIALTIES, INC., a corporation organized under the laws of the State of New Jersey ("Borrower"), the Lenders (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION ("Lender" and "Agent").

     A. PNC Bank, National Association and Borrower have previously entered into a commercial lending relationship in accordance with the terms and conditions of a Revolving Credit, Term Loan and Security Agreement dated as of August 1, 1998, as amended by the First Amendment of Revolving Credit Term Loan and Security Agreement dated as of November 23, 1998, by Second Amendment of Revolving Credit, Term Loan and Security Agreement dated as of March 31, 1999, and by the Third Amendment of Revolving Credit, Term Loan and Security Agreement dated as of April 1, 1999 (the "Original Credit Agreement"), and as amended, supplemented or otherwise modified from time to time (collectively, the "Agreement") pursuant to which Agent agreed to make certain extensions of credit to Borrower on a secured basis and Borrower has agreed to repay same, all upon the terms and subject to the conditions set forth in the Agreement and herein;

     B. The parties hereto desire to amend and restate the Original Credit Agreement, upon the terms and subject to the conditions set forth below in this Amended and Restated Revolving Credit, Term Loan and Security Agreement (as further amended, supplemented or otherwise modified from time to time, this "Agreement").

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, the parties hereto and Lender hereby agree as follows:

DEFINITIONS.
-----------

     Accounting  Terms  .  As  used  in  this  Agreement,  the  Notes,  or  any
     -----------------
certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided,
                                                                       --------
however, whenever such accounting terms are used for the purposes of determining
-------
compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended March 31, 1999.

     General  Terms.   For  purposes of this Agreement the following terms shall
     --------------
have  the  following  meanings:


          "Accountants"  shall have the meaning set forth in Section 9.7 hereof.
           -----------
          "Acquisition  Agreement"  shall  mean  the  Asset  Purchase  Agreement
           ----------------------
including all exhibits and schedules thereto dated as of August 14, 1998 between AMP Incorporated, a Pennsylvania corporation, ("Seller") as seller and Borrower, as buyer.

          "Advances"  shall  mean  and  include the Revolving Advances, the Term
           --------
Loan  and  the  Letters  of  Credit.

          "Advance  Rates"  shall  mean,  collectively,  the Receivables Advance
           --------------
Rate,  the  Canadian  Receivables Advance Rate, and the Inventory Advance Rate .

          "Affiliate"  of  any  Person  shall  mean (a) any Person (other than a
           ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent"  shall  have  the  meaning  set  forth in the preamble to this
           -----
Agreement  and  shall  extend  to  all  successor  and  assigns  of such Person.

          "Agent's  Fee" shall have the meaning assigned to that term in Section
           ------------
13.15.

          "Agent's  Letter"shall  have  the  meaning  assigned  to  that term in
           ---------------
Section13.15.

          "Amended and Restated Assignment of Trademarks" shall mean the amended
           ---------------------------------------------
and  restated  assignment  of  trademarks  executed  by  Borrower  to the Agent.

          "Assignment  and  Assumption  Agreement"  shall mean an Assignment and
           --------------------------------------
Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A), as amended, supplemented or otherwise modified from time
        --------------
to  time.

          "Authority"  shall  have  the  meaning  set  forth in Section 4.19(d).
           ---------

          "Base  Rate"  shall  mean the base commercial lending rate of Agent as
           ----------
publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by Agent as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by Agent to any particular class or category of customers of Agent.

          "Blocked  Accounts"  shall  have  the  meaning  set  forth  in Section
           -----------------
4.15(h).

          "Borrower"  shall  have  the meaning set forth in the preamble to this
           --------
Agreement and shall extend to all permitted successors and assigns of such Persons.

          "Borrower's  Account" shall have the meaning set forth in Section 2.9.
           -------------------

          "Borrowing  Base  Certificate"  shall  have  the  meaning set forth in
           ----------------------------
Section  2.1(b)  hereto.

          "Business  Day"  shall mean with respect to Eurodollar Rate Loans, any
           -------------
day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

          "Canadian  Eligible  Receivable" shall mean any Eligible Receivable in
           ------------------------------
which  the  Customer  is  located  in  Canada.

          "CERCLA"  shall  mean  the  Comprehensive  Environmental  Response,
           ------
Compensation  and  Liability  Act  of 1980, as amended, 42 U.S.C. ''9601 et seq.
                                                                         ------

          "Change  of Control" shall mean any merger or consolidation of or with
           ------------------
Borrower or Guarantor or sale of all or substantially all of the property or assets of Borrower or Guarantor. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of Borrower or (y) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

          "Charges"  shall  mean  all  taxes,  charges, fees, imposts, levies or
           -------
other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Guarantor Collateral, Borrower or any of its Affiliates.

          "Closing  Date" shall mean February 15, 2000 or such other date as may
           -------------
be  agreed  to  by  the  parties  hereto.

          "Code"  shall  mean the Internal Revenue Code of 1986, as amended from
           ----
time  to  time  and  the  regulations  promulgated  thereunder.

          "Collateral"  shall  mean  and  include:
           ----------

               (a)     all  Receivables;

               (b)     all  Equipment;

               (c)     all  General  Intangibles;

               (d)     all  Inventory;

               (e)     all  Leasehold  Interests;

               (f)     all  of  Borrower's  right,  title and interest in and to
(i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables and any and all Pledged Stock under the Stock Pledge Agreement and the Amended and Restated Pledge Agreement; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lien or, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property, including all indemnity and other rights for the benefit of Borrower with respect to the Stock Purchase Agreement;
(vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent, for the benefit of Lenders hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent or any Lender and Borrower;

               (g) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), or (f) of this Paragraph; and

               (h)     all  proceeds  and  products  of (a), (b), (c), (d), (e),
(f), and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

          "Commitment"  shall  mean  as  to  any  Lender  the  aggregate  of its
           ----------
Revolving Credit Commitment and Term Loan Commitment, and Commitments shall mean
                                                          -----------
the aggregate of the Revolving Credit Commitment and Tern Loan Commitments of all of the Lenders.

          "Consents" shall mean all filings and all licenses, permits, consents,
           --------
approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's or Guarantor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

          "Contract Rate" shall mean, as applicable, the Revolving Interest Rate
           -------------
or  the  Term  Loan  Rate.

          "Controlled  Group"  shall  mean  all members of a controlled group of
           -----------------
corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or Guarantor, are treated as a single employer under Section 414 of the Code.

          "Customer"  shall  mean and include the account debtor with respect to
           --------
any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower or Guarantor, pursuant to which Borrower or Guarantor is to deliver any personal property or perform any services.
          "Default"  shall  mean  an  event  which, with the giving of notice or
           -------
passage  of  time  or  both,  would  constitute  an  Event  of  Default.

          "Default Rate" shall have the meaning set forth in Section 3.1 hereof.
           ------------

          "Depository  Accounts"  shall  have  the  meaning set forth in Section
           --------------------
4.15(h)  hereof.

          "Documents" shall have the meaning set forth in Section 8.1(c) hereof.
           ---------

          "Dollar" and the sign "$" shall mean lawful money of the United States
           ------
of  America.

          "Domestic  Rate Loan" shall mean any Advance that bears interest based
           -------------------
upon  the  Base  Rate.

          "Earnings Before Interest and Taxes" shall mean for any period (except
           ----------------------------------
in the case of the Guarantor prior to the Closing Date) the sum of (i) net income (or loss) of Borrower and Guarantor for such period (excluding extraordinary gains), plus (ii) all interest expense of such period, plus (iii)
                       ----                                           ----
all charges against income of Borrower and Guarantor for such period for federal, state and local income taxes.

          "EBITDA"  shall  mean  for  any  period the sum of (i) Earnings Before
           ------
Interest  and  Taxes  for  such  period plus (ii) depreciation expenses for such
                                        ----
period,  plus  (iii)  amortization  expenses  for  such  period.
         ----

          "Eligible Inventory" shall mean and include Inventory, with respect to
           ------------------
Borrower and Guarantor valued at the lower of cost or market value, determined on a first-in-first-out basis, which shall be for finished goods as certified by Borrower and Guarantor, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

          "Eligible Receivables" shall mean and include with respect to Borrower
           --------------------
and Guarantor, each Receivable of Borrower or Guarantor arising in the ordinary course of Borrower's or Guarantor's respective business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

          (a) it arises out of a sale made by Borrower or Guarantor to an Affiliate of Borrower or Guarantor or to a Person controlled by an Affiliate of Borrower;

          (b) it is due or unpaid more than sixty (60) days after the original due date or greater than one hundred twenty (120) days after original invoice date;

          (c) fifty percent (50%) or more of the aggregate amount of all amounts owed by a particular Customer are overdue more than sixty (60) days from the due date unless extended payment terms are granted, in which case not more than fifty percent (50%) of the aggregate amount of all amounts owed by a particular Customer are more than one hundred twenty (120) days from the original invoice date, or Borrower or Guarantor has not received any notice nor has it any knowledge of any facts which adversely affect the credit of such Customer. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

          (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

          (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

          (f) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion and unless the sale qualifies as a Canadian Eligible Receivable;

          (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

          (h) Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

          (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower or Guarantor, as the case maybe, assigns its respective right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has
                            -- ---                               -- ---
otherwise  complied  with  other  applicable  statutes  or  ordinances;

          (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the Borrower or Guarantor and accepted by the Customer or the Receivable otherwise does not represent a final sale;

          (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit;

          (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of Borrower or Guarantor or the Receivable is contingent in any respect or for any reason;

          (m) Borrower or Guarantor has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

          (n) shipment of the merchandise or the rendition of services has not been completed;

          (o) any return, rejection or repossession of the merchandise has occurred;

          (p)     such  Receivable  is  not payable to Borrower or Guarantor; or

          (q) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

          "Environmental  Complaint" shall have the meaning set forth in Section
           ------------------------
4.19(d)  hereof.

          "Environmental  Laws"  shall  mean  all  federal,  state  and  local
           -------------------
environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "Equipment"  shall mean and include all of  Borrower's and Guarantor's
           ---------
goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

          "ERISA"  shall  mean  the  Employee  Retirement Income Security Act of
           -----
1974, as amended from time to time and the rules and regulations promulgated thereunder.

          "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then
           ---------------
current Interest Period relating thereto the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association a set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00  minus  the  Reserve  Percentage.

          "Eurodollar  Rate  Loan"  shall mean an Advance at any time that bears
           ----------------------
interest  based  on  the  Eurodollar  Rate.

          "Event of Default" shall mean the occurrence  of any of the events set
           ----------------
forth  in  Article  X  hereof.

          "Excess  Cash  Flow"  shall be computed as of the close of each fiscal
           ------------------
year by taking the difference between EBITDA and Fixed Charges. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrower to the Agent of the Borrower's audited financial statements for such preceding year.
          "Expiration  Date"  shall mean with respect to the Revolving Advances,
           ----------------
February  14,  2003.

          "Federal  Funds Rate" shall mean, for any day, the weighted average of
           -------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Lender.

          "Fixed  Charge Coverage Ratio" shall mean and include, with respect to
           ----------------------------
any  fiscal  period, the ratio of (a) EBITDA minus capitalized expenditures made
                                             -----
during such period to (b) all Senior Debt Payments plus taxes plus dividends during such period.

          "Fixed  Charges" shall mean for any period of determination the sum of
           --------------
interest expense, income taxes, scheduled principal installments of Indebtedness (as adjusted for prepayments), capital expenditures and dividends.

          "Formula  Amount"  shall have the meaning set forth in Section 2.1(a).
           ---------------

          "GAAP"  shall  mean  generally  accepted  accounting principles in the
           ----
United  States  of  America  in  effect  from  time  to  time.

          "General  Intangibles"  shall  mean  and include all of Borrower's and
           --------------------
Guarantor's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, tradenames, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

          "Guaranty"  shall mean the guaranty executed by the Guarantor in favor
           --------
of  Agent  and  Lenders, as amended, supplemented or modified from time to time.

          "Guarantor"  shall  mean IC Sensors, Inc., a California corporation, a
           ---------
wholly-owned  subsidiary  of  Borrower.
          "Guarantor  Collateral"  shall  mean  "Collateral"  as  defined in the
           ---------------------
Guarantor  Security  Agreement.

          "Guarantor  Security  Agreement"  shall  mean  the  security agreement
           ------------------------------
assigning, pledging and granting to Agent for the ratable benefit of Lenders a continuing security interest in and to all of Guarantor's Collateral.

          "Hazardous  Discharge"  shall  have  the  meaning set forth in Section
           --------------------
4.19(d)  hereof.

          "Hazardous  Substance"  shall  mean, without limitation, any flammable
           --------------------
explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), or any other applicable
                                              -------
Environmental Law of the State of New Jersey, Commonwealth of Pennsylvania and State of California and in the regulations adopted pursuant thereto.

          "Hazardous  Wastes"  shall  mean  all  waste  materials  subject  to
           -----------------
regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

          "Indebtedness"  of  a  Person  at  a  particular  date  shall mean all
           ------------
obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

          "Insolvency  Proceeding" shall mean, with respect to any Person, (a) a
           ----------------------
case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Borrower or Guarantor or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

          "Interest  Period"  shall  mean  the  interest period provided for any
           ----------------
Eurodollar  Rate  Loan.

          "Interest  Rate  Protection" shall mean rate protected loans, options,
           --------------------------
customary yield protection and prepayment cost recovery agreement, with terms and conditions reasonably acceptable to Agent and Borrower.

          "Inventory"  shall  mean and include all of Borrower's and Guarantor's
           ---------
now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's and Guarantor's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

          "Inventory  Advance  Rate" shall have the meaning set forth in Section
           ------------------------
2.1(a)(y)(ii)  hereof.

          "Law"  shall  mean  any  law  (including  common  law),  constitution,
           ---
statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order injunction, writ, decree or award of any Official Body.

          "Leasehold  Interests"  shall  mean  all  of  each  Borrower's  and
           --------------------
Guarantor's right, title and interest in and to the premises located on Schedule
                                                                        --------
1.2(a).
------

          "Lenders"  shall  mean  the  financial  institutions named on Schedule
           -------                                                      --------
1.1(B)  and  their  respective  successors, assigns and transferees as permitted
    --
hereunder,  each  of  which  is  referred  to  herein  as  a  Lender.

          "Letter  of  Credit"  or  "Letters  of  Credit" shall have the meaning
           ------------------        -------------------
assigned  to  that  term  in  Section  2.14.

          "Letter  of  Credit  Borrowing"  shall  mean  an  extension  of credit
           -----------------------------
resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Advances under Section 2.15(d).

          "Letter of Credit Fee" shall have the meaning assigned to that term in
           --------------------
Section  2.14(b).

          "Letters  of Credit Outstanding" shall mean at any time the sum of (i)
           ------------------------------
the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

          "Lien"  shall mean any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

          "Material  Adverse Effect" shall mean a material adverse effect on (a)
           ------------------------
the condition, operations, assets, business or prospects of the Borrower and Guarantor taken as a whole, (b) Borrower's and Guarantor's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral and the Guarantor Collateral or Agent's Liens on the Collateral and the Guarantor Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's rights and remedies under this Agreement and the Other Documents.

          "Maximum  Leverage  Ratio" shall mean and include, with respect to any
           ------------------------
fiscal  period,  the  ratio  of  (a)  all  Indebtedness  to  (b)  EBITDA.

          "Maximum Revolving Advance Amount" shall mean $10,000,000, including a
           --------------------------------
$1,000,000  sublimit  for  the  issuance  of  documentary  letters  of  credit.

          "Minimum  Interest  Coverage"  shall mean and include, with respect to
           ---------------------------
any fiscal period, the ratio of (a) EBITDA to (b) the sum of interest expense on Indebtedness.

          "Monthly  Advances"  shall  have  the meaning set forth in Section 3.1
           -----------------
hereof.

          "Multiemployer  Plan"  shall mean a "multiemployer plan" as defined in
           -------------------
Sections  3(37)  and  4001(a)(3)  of  ERISA.

          "Note"  or  "Notes"  shall  mean  collectively,  the Term Note and the
           ----        -----
Revolving  Credit  Note.

          "Obligations"  shall  mean  and  include  any  and  all of  Borrower's
           -----------
Indebtedness and/or liabilities to Agent or any of the Lenders, including but not limited to a $300,000 foreign exchange exposure provided to Borrower by any Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent or any of the Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or con-tingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, which may arise out of, under or in connection with this Agreement, any Interest Rate Protection with any Lender or the Other Documents, and all obligations of Borrower to Agent or any Lender hereunder or thereunder to perform acts or refrain from taking any action.

          "Official  Body"  shall  mean  any  national, federal, state, local or
           --------------
other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Other  Documents"  shall  mean  the  Notes,  Stock  Pledge Agreement,
           ----------------
Amended and Restated Pledge Agreement, Assignment of Patents, Amended and Restated Assignment of Trademarks, Guaranty, Guarantor Security Agreement, any and all Agreements relating to Interest Rate Protection and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower or Guarantor and/or delivered to Agent and/or any Lender in respect of the transactions contemplated by this Agreement.

          "Parent"  of  any  Person  shall  mean  a  corporation or other entity
           ------
owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.
          "Participant" shall mean each Person who shall be granted the right by
           -----------
Agent to participate in any of the Advances and who shall have entered into an Assignment and Assumption Agreement in form and substance satisfactory to Agent.

          "Participation  Advance"  shall  mean,  with  respect  to any Lender's
           ----------------------
payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.15.

          "Payment  Office"  shall  mean initially 1 Garret Mountain Plaza, West
           ---------------
Paterson, New Jersey 07424; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

          "PBGC"  shall  mean  the  Pension  Benefit  Guaranty  Corporation.
           ----

          "Permitted  Encumbrances"  shall  mean (a) Liens in favor of Agent for
           -----------------------
the benefit of Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower or by Guarantor; provided, that, the Lien shall have no effect on the
                            --------  ----
priority of the Liens in favor of Agent for the benefit of Lenders or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's or Guarantor's business; (f) judgment Liens that have been stayed within 30 days of being entered or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's or Guarantor's business with respect to obligations which are not due or which are being contested in good faith by Borrower or Guarantor; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrower or Guarantor and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) Liens disclosed on Schedule 1.2(b).
               ----------------

          "Person"  shall mean any individual, sole proprietorship, partnership,
           ------
corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          "Plan"  shall  mean  any  employee  benefit plan within the meaning of
           ----
Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the
Controlled  Group  is  required to contribute on behalf of any of its employees.
          "Pro  Forma Balance Sheet" shall have the meaning set forth in Section
           ------------------------
5.5(a)  hereof.

          "Pro  Forma  Financial Statements" shall have the meaning set forth in
           --------------------------------
Section  5.5(b)  hereof.

          "Projections"  shall  have  the  meaning  set  forth in Section 5.5(b)
           -----------
hereof.
          "Purchasing  Lender"  shall  mean the purchasing Lender pursuant to an
           ------------------
Assignment  and  Assumption  Agreement.

          "Ratable  Share"  shall mean the proportion that a Lender's Commitment
           --------------
bears  to  the  Commitments  of  all  of  the  Lenders.

          "RCRA"  shall  mean  the  Resource  Conservation  and Recovery Act, 42
           ----
U.S.C.  ''  6901  et  seq.,  as  same  may  be  amended  from  time  to  time.
                  -------

          "Real  Property"  shall mean all of  Borrower's and Guarantor's right,
           --------------
title  and  interest  in  and  to  the  owned  and leased premises identified on
Schedule  4.19  hereto.
       -------

          "Receivables"  shall  mean  and  include  all  of  Borrower's  and
           -----------
Guarantor's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower or Guarantor by their respective Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower or Guarantor arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

          "Receivables Advance Rate" shall have the meaning set forth in Section
           ------------------------
2.1(a)(y)(i)  hereof.

          "Reimbursement  Obligation"  shall  have  the meaning assigned to such
           -------------------------
term  in  Section  2.15.

          "Release"  shall  have  the  meaning  set  forth  in Section 5.7(c)(i)
           -------
hereof.

          "Reportable  Event" shall mean a reportable event described in Section
           -----------------
4043(b)  of  ERISA  or  the  regulations  promulgated  thereunder.

          "Required  Lenders"  shall  mean
           -----------------

          (i) if there are no Advances or Obligations outstanding, Lenders whose Commitment aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Commitments of all of the Lenders.

          (ii) Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Advances at such time.

          "Reserve  Percentage"  shall  mean the maximum effective percentage in
           -------------------
effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to euroccurency funding.

          "Revolving  Advances"  shall  mean  Advances  made other than the Term
           -------------------
Loan.

          "Revolving Credit Commitment" shall mean as to any Lender at any time,
           ---------------------------
the amount initially set forth opposite its name on Schedule1.1(B) in the column
                                                    --------------
labeled  "Amount  of  Commitment  for Revolving Credit Loans," and thereafter on
Schedule  I  to  the most recent Assignment and Assumption Agreement, "Revolving
                                                                       ---------
Credit Commitments" shall mean the aggregate Revolving Credit Commitments of all
  ----------------
of  the  Lenders.

          "Revolving  Credit  Note"  shall  mean,  collectively,  the promissory
           -----------------------
notes  referred  to  in  Section  2.1(a)  hereof.

          "Revolving Interest Rate" shall mean the  Eurodollar Rate plus two and
           -----------------------
three  quarters  percent  (2.75%)  per  annum or the Base Rate, plus one percent
(1%), for the initial six month period following the Closing Date, to be adjusted thereafter, provided a step down of one grid at a time shall be permitted for the initial twelve (12) month period, and thereafter, a fluctuating interest rate per annum based on the last twelve (12) months of EBITDA, (as adjusted quarterly based upon Borrower's consolidated financial statements provided to Agent), as follows:

Indebtedness/EBITDA                                     Eurodollar Rate    Base Rate Plus
-------------------                                     ----------------   ---------------
Less than 1.25:1.00                                                2.00%        .25%

Less than 1.50:1.00 but greater than or equal to 1.25:1.00         2.25%        .50%

Less than 1.75:1.00 but greater than or equal to 1.50:1.00         2.50%        .75%

Less than 2.00:1.00 but greater than or equal to 1.75:1.00         2.75%       1.00%

          "Seller"  shall  mean Perkin Elmer, Inc., a Massachusetts corporation.
           ------

          "Senior  Debt"  shall  mean  the sum of the outstanding balance of the
           ------------
Term Loan, the Revolving Advances, including any and all letters of credit and any other debt due and owing by the Borrower to any of the Lenders.

          "Senior  Debt  Payments"  shall  mean  and  include  all cash actually
           ----------------------
expended by Borrower to make (a) interest payments on any Advances hereunder, plus, (b) scheduled principal payments on the Term Loan, plus (c) payments for
  --                                                       ----
all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) capitalized lease payments, plus (e) payments with respect to
          ----                                 ----
any  other  Indebtedness  for  borrowed  money.

          "Settlement Date" shall mean the Closing Date and thereafter Wednesday
           ---------------
of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

          "Stock  Pledge"  shall  mean  the assignment executed and delivered by
           -------------
Borrower  to  Agent  of  the  Subsidiary  Stock.

          "Stock  Pledge  Agreement" shall mean the pledge agreement executed by
           ------------------------
Borrower, pledging all of Guarantor's issued and outstanding stock to the Agent.

          "Stock  Purchase  Agreement"  shall  mean the Stock Purchase Agreement
           --------------------------
including all exhibits and schedules thereto dated as of February 11, 2000 between Perkin Elmer, Inc. a Massachusetts corporation, as Seller and Borrower, as Buyer whereby Borrower is purchasing from Seller all of the issued and outstanding shares of common stock of IC Sensors, Inc., a California corporation.

          "Subsidiary"  shall mean a corporation or other entity of whose shares
           ----------
of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          "Subsidiary  Stock"  shall mean sixty-five percent (65%) of the issued
           -----------------
and outstanding shares of stock owned by Measurement LTD, a Hong Kong corporation and all of the issued and outstanding shares of stock of IC Sensors, Inc., a California corporation.

          "Term"  shall  have  the  meaning  set  forth  in Section 14.1 hereof.
           ----

          "Term  Loan"  shall  mean  the  Advances  made pursuant to Section 2.5
           ----------
hereof.

          "Term  Loan  Commitment" shall mean, as to any Lender at any time, the
           ----------------------
amount  initially  set  forth opposite the name of Schedule 1.1(B) in the column
                                                   ---------------
labeled "Amount of Commitment for Term Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan Commitments
                                                           ---------------------
shall  mean  the  aggregate  Term  Loan  Commitments  of  all  of  the  Lenders.

          "Term  Loan  Rate"  shall  mean  the  Eurodollar  Rate  plus three and
           ----------------
one-quarter percent (3.25%) or the Base Rate plus one percent (1.00%), for the initial six month period following the Closing Date, to be adjusted monthly thereafter, provided a step down of one grid at a time shall be permitted for the initial twelve (12) month period, and thereafter a fluctuating interest rate per annum based on the last twelve (12) months of EBITDA (adjusted quarterly based upon Borrower's consolidated financial statements provided to Agent as follows:

Indebtedness/EBITDA                                         Eurodollar Rate Plus   Base Rate Plus
-------------------                                        ----------------------  ---------------
Less  than 1.25:1.00                                                  2.75%             1.00%

Less than 1.50:100 but greater than or equal to 1.25:1.00             2.75%             1.00%

Less than 1.75:1.00 but greater than or equal to 1.50:1.00            3.00%             1.25%

Less than 2.00:1.00 but greater than or equal to 1.75:1.00            3.25%             1.50%

          "Term  Note"  shall  mean the promissory note described in Section 2.5
           ----------
hereof.

          "Termination  Event" shall mean (i) a Reportable Event with respect to
           ------------------
any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower, Guarantor or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, Guarantor or any member of the Controlled Group from a Multiemployer Plan.

          "Toxic  Substance"  shall mean and include any material present on the
           ----------------
Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. '' 2601 et seq.,
                                                                        ------
applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

          "Transactions" shall have the meaning set forth in Section 5.5 hereof.
           ------------
          "Transferee"  shall  have  the  meaning  set  forth in Section 14.3(b)
           ----------
hereof.

          "Transferor  Lender"  shall  mean  the  selling  Lender pursuant to an
           ------------------
Assignment  and  Assumption  Agreement.

          "Undrawn Availability" at a particular date shall mean an amount equal
           --------------------
to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances
                  -----
(other  than  the  Term  Loan) plus (ii) outstanding Letters of Credit, fees and
                               ----
expenses for which Borrower is liable but which have not been paid or charged to Borrower's Account.

          "Week"  shall  mean  the  time  period  commencing with the opening of
           ----
business on a Wednesday and ending on the end of business the following Tuesday.

          Uniform  Commercial Code Terms .  All terms used herein and defined in
          ------------------------------
the Uniform Commercial Code as adopted in the State of New Jersey shall have the meaning given therein unless otherwise defined herein.

         Certain  Matters of Construction.    The  terms "herein", "hereof"  and
         ----------------------------------
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All
                                                                ---- -----
references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

          Agent's  Discretion  and  Consent.   Whenever the Agent or the Lenders
          ---------------------------------
are  granted  the
right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.


ADVANCES,  PAYMENTS.
-------------------

     (a)     Revolving Advances .  Subject to the terms and conditions set forth
             ------------------
in this Agreement, each Lender, will severally make on a ratable basis according to the Commitment Percentage of each Lender, Revolving Advances to Borrower in aggregate term amounts outstanding at any time equal to the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

          (i) up to 85%, subject to the provisions of Section 2.1(c) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

(ii) up to 60%, subject to the provisions of Section 2.1(c) hereof ("Canadian Receivables Advance Rate"), of Canadian Eligible Receivables;

          (iii) up to 60%, subject to the provisions of Section 2.1(c) hereof in an amount outstanding not to exceed $4,000,000 ("Inventory Advance Rate"), of the value of the Eligible Inventory minus

          (iv) reserves (calculated after applying such reduction percentages set forth above as further described in Exhibit 2.1(b) determined by Agent for advertising allowances, warranty claims and other contingencies plus the full face amount of any and all outstanding letters of credit issued by the Agent or any of the Lenders for the account of the Borrower and such other reserves as Agent may reasonably deem proper and necessary from time to time.

     The  amount  derived  from  the  sum of (x) Sections 2.1(a)(y)(i), (ii) and
(iii)  minus (y) Section 2.1 (a)(y) (iv) at any time and from time to time shall
       -----
be  referred  to as the "Formula Amount" or the "Borrowing Base".  The Revolving
                         --------------          --------------
Advances shall be evidenced by the secured promissory note ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).
                                                            ---------------

          (b)     "Borrowing  Base  Certificate".   On  the  date  hereof,  and
                   ----------------------------
thereafter within twenty (20) days after the end of each month, Borrower shall furnish to Agent a certificate (a "Borrowing Base Certificate") substantially in the form attached hereto as Exhibit 2.1(b), executed by the Chief Financial Officer of Borrower setting forth the Borrowing Base and the other information required therein as of the Borrower's close of business on the last day of the immediately preceding month together with such other information with respect to Eligible Receivables and Eligible Inventory of the Borrower as Agent may reasonably request including, but not limited to, an accounts receivable aging and an accounts payable aging.

          (c)     Discretionary  Rights.   The Advance Rates may be increased or
                  ---------------------
decreased by Agent at any time and from time to time in the exercise of its reasonable discretion upon the finding that such reduction is reasonably necessary to protect the Agent's position. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower.

          (d)     Nature  of  Lenders'  Obligations  with  Respect  to Revolving
                  --------------------------------------------------------------
Advances.
     ---
The aggregate of each Lender's Revolving Advances outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations o the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lender shall have no obligations to make Revolving Advances hereunder on or after the Expiration Date.

     2.2     Procedure  for  Revolving  Advances  Borrowing.
             ----------------------------------------------

          (a) Borrower may notify Agent prior to 11:00 a.m. on a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or any of the Lenders, and such request shall be irrevocable.

          (b) Notwithstanding the provisions of (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in minimum amounts of $300,000 and additional increments of

$50,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, or three months; provided, if an Interest Period would end on a day that is not a Business Day,
     ---
it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

          (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Expiration Date or the Term as the case may be.

     Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to
Section  2.2(d)  hereinbelow.

          (d) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than six (6) Eurodollar Rate Loans or Domestic Rate Loans, in the aggregate.

          (e) At its option and upon three (3) Business Days' prior written notice, Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify each Lender therefor in accordance with Section 2.2(f) hereof.

          (f) Borrower shall indemnify each Lender and hold each Lender harmless from and against any and all losses or expenses that such Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by such Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to Borrower shall be conclusive absent manifest error.

          (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of such Lender to make Eurodollar Rate Loans hereunder, shall forthwith be canceled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from such Lender, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay such Lender, upon Lender's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to lenders of funds obtained by such Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender to Borrower shall be conclusive absent manifest error.

     2.3.     Disbursement  of  Advance  Proceeds  .  All  Advances  shall  be
              -----------------------------------
disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent and Lenders, shall be charged to Borrower's Account on Agent's books. Prior to the Expiration Date, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to Borrower's operating account at the Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.


     2.4.     Making  Revolving  Advances.   The  Agent  shall,  promptly  after
              ---------------------------
receipt  by  it  of  a
request for a Revolving Advance pursuant to Section 2.2, notify the Lenders of its receipt of such request specifying: (i) the date of the proposed borrowing and the time and method of disbursement of the Revolving Advance requested thereby; (ii) the amount and type of each such Revolving Advance and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Revolving Advance as determined by the Agent in accordance with
Section  2.1(d).  Each Lender shall remit the principal amount of each Revolving
Advance to the Agent such that the Agent is able to, and Agent shall, to the extent the Lenders have made funds available to it for such purpose, fund such Revolving Advances to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing date provided that if any Lender fails to remit such funds to the Agent in a
      --------
timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Advances of such Lender on such Borrowing date, and such Lender shall be subject to the repayment obligation in Section 13.16. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's portion of the Revolving Advance no later than 2:00 p.m., on the applicable Borrowing date, then interest shall accrue on such Lender's obligation to make such payment, from the applicable Borrowing date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first thee days following the applicable Borrowing date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances at Domestic Rate Loans on and after the fourth day following the applicable Borrowing Date.

     2.5.     Term  Loan  .  Pursuant  to  the  Original  Agreement, on the date
              ----------
hereof, there is outstanding a Term Loan in the principal amount of $3,250,000, which shall be repaid in full together with any and all accrued interest. Subject to the terms and con-ditions of this Agreement, Lenders, will make a Term Loan to Borrower in the sum of $10,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement:

          (a) The principal portion of the Term Loan plus interest shall be payable as follows on the first Business Day of each calendar quarter, commencing on May 1, 2000, and each August 1, November 1, February 1 and May 1 thereafter, provided, however that the last such installment shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan; as follows:


  Year  after  Closing  Date              Quarterly Amortization Amount
  --------------------------              -----------------------------

          Year  1                                   $250,000
          Year  2                                   $333,325
          Year  3                                   $416,750
          Year  4                                   $500,000
          Year  5                                   $500,000
          Year  6                                   $500,000

          (b)     In  addition to the Term Loan payment set forth in Section 2.4
(a), Borrower shall pay, as additional principal payments on the Term Loan, fifty (50%) percent of Excess Cash Flow in accordance with Section 2.11(b)). The Term Loan shall be evidenced by a secured promissory note, ("Term Note") in substantially the form attached hereto as Exhibit 2.4.
                                                ------------

          (c) The obligations of each Lender to make Term Loans to the Borrower shall be in the proportion that such Lender's Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender's Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments and the Borrower shall not have the right to borrow, repay and reborrow under this Section 2.5.

     2.6     Maximum  Advances  .  The  aggregate  balance of Revolving Advances
             -----------------
outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount or (b) the Formula Amount.

     2.7.     Repayment  of  Advances  .
              -----------------------

          (a) The Revolving Advances shall be due and payable in full on the last day of the Expiration Date subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note.

          (b) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 2:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2 hereof.

          (c) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.8.     Repayment  of Excess Advances.   The aggregate balance of Advances
              -----------------------------
outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.9.     Statement  of  Account.   Agent shall maintain, in accordance with
              ----------------------
its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by each Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any
           -------
Advance shall not adversely affect Agent or any Lenders. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent or Lenders and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Agent, Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

     2.10.     Additional  Payments.    Any sums expended by Agent or any Lender
               --------------------
due to Borrower's or Guarantor's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

     2.11.     Mandatory  Prepayments.
               ----------------------

          (a) When Borrower or Guarantor sells or otherwise disposes of any Collateral or Guarantor Collateral, as the case may be, other than Inventory or collection of Receivables in the ordinary course of business, Borrower shall, except as otherwise permitted under Section 4.3, repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent and Lenders. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, ratably to the outstanding principal installments on the Term Loan in the order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

          (b) Borrower shall prepay the outstanding amount of the Term Loan in an amount equal to 50% of Excess Cash Flow for each fiscal year commencing on or after April 1, 2000, payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year, but in any event not later than ninety (90) days after the end of each such fiscal year, which amount shall be applied first, ratably to the outstanding principal installments in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent determine subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof, provided, however after the outstanding amount of the Term Loan is reduced to less than $5,000,000, the requirements of this Section 2.11(b) shall no longer apply. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrower shall make the prepayment required by this Section 2.11(b), subject to adjustment when the financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent may have as a result of the failure by Borrower to deliver such financial statement.

     2.12.      Optional  Prepayment.   Borrower  shall  have  the  right,  upon
                --------------------
fifteen (15) days prior written notice to the Agent, to prepay the Term Loan, in compliance with the terms of this Agreement, in whole or in part, plus accrued interest to the date of prepayment. In the event that any prepayment of portion of the Term Loan that is a Eurodollar Rate Loan is required or permitted under Sections 2.11 or 2.12 on a date other than the last Business Day of then current Interest Period with respect hereto, Borrower shall indemnify each Lender therefor in accordance with Section 2.2(f) hereof.

     2.13.     Use  of Proceeds.   Borrower shall apply the proceeds of Advances
               ----------------
to (i) partially fund the acquisition by Borrower of the common stock of IC Sensors from Seller, (ii) pay fees and expenses relating to this transaction in an amount not to exceed $1,000,000 and (iii) to provide for its working capital needs.

     2.14.     Letter  of  Credit  Sublimit.
               ----------------------------

          (a) Borrower may request the issuance of a Letter of Credit by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., New York time, at least three (3) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a standby Letter of Credit or a commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the Lenders set forth in this Section 2.14, the Agent will issue a Letter of Credit provided that each Letter of Credit shall
(A) have a maximum maturity of twelve (12) months from the date of issuance, and
(B) in no event expire later than ten (10) Business Days prior to the Expiration Date and providing that in no event shall (i) the face amount of Letters of Credit outstanding exceed, at any one time, $1,000,000, or (ii) the sum of the face amount of Letters of Credit outstanding plus the outstanding Revolving Advances exceed the Maximum Revolving Advance Amount.

          (b) The Borrower shall pay (i) to the Agent for the ratable account of the Lenders fee (the "Letter of Credit Fee") equal to the applicable margin for Eurodollar Rate Loans; (ii) to the Agent for its own account for standby Letters of Credit a fronting fee equal to .25% per annum (computed on the basis of a year of 360 days and actual days elapsed) which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each February, May, August and November following issuance of each standby Letter of Credit and on the Expiration Date; and (iii) to the Agent for its own account for commercial Letters of Credit, a fee equal to .25% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be payable on the Drawing Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letter of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

     2.15     Disbursements,  Reimbursement.
              -----------------------------

               (a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

               (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, on each date that an amount is paid by the Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the

Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, on the Drawing Date, the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Advances of Domestic Rate Loans be made by the Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 8.2 other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.15(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (c) Each Lender shall upon any notice pursuant to Section 2.15(b) make available to the Agent an amount in immediately available funds equal to its Domestic Rate Loan, Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.15 (d) each be deemed to have made a Revolving Advance of a Domestic Rate Loan to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m., on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and
(ii)  at  a  rate per annum equal to the rate applicable to Advances of Domestic
Rate Loan, on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.15(c).

               (d) With respect to any unreimbursed drawing that is not converted into Revolving Advances of Domestic Rate Loans to the Borrower in whole or in part as contemplated by Section 2.15(b), because of the Borrower's failure to satisfy the conditions set forth in this Agreement other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Advances of Domestic Rate Loans. Each Lender's payment to the Agent pursuant to Section 2.15(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Lender in satisfaction of its participation obligation under this Section 2.15.

     2.16     Repayment  of  Participation  Advances.
              --------------------------------------

               (a) Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.

               (b) If the Agent is required at any time to return to Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to the Agent pursuant to Section 2.16(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     2.17     Documentation.
              -------------

          Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

     2.18     Determinations  to  Honor  Drawing  Requests.
              --------------------------------------------

               (a) In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     2.19     Nature  of  Participation  and  Reimbursement  Obligations.   Each
              ----------------------------------------------------------
Lender's obligation in accordance with this Agreement to make the Revolving Credit Advances or Participation Advances, as contemplated by Section 2.15, as a result of a drawing under a Letter of Credit, and the Obligations of the

Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.19 under all circumstances, including the following circumstances:
               (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever;

               (ii) the failure of Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1, 2.2, 2.3, or 2.4 or as otherwise set forth in this Agreement for the making of a Revolving Credit Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.15;

               (iii) any lack of validity or enforceability of any Letter of Credit;

               (iv) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Lender or Subsidiaries of a Borrower and the beneficiary for which any Letter of Credit was procured);

               (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

               (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

               (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower, Guarantor or Subsidiaries of Borrower or Guarantor;

               (viii) any breach of this Agreement or any Other Document by any party thereto;

               (ix)     the  occurrence  or  continuance  of  an  Insolvency
Proceeding  with  respect  to  Borrower  or  Guarantor;
               (x) the fact that an Event of Default shall have occurred and be continuing;

               (xi) the fact that the Term shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

               (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     2.20.     Indemnity.
               ---------

               In addition to amounts payable as provided in Section 13.5, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause
(ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

     2.21.     Liability  for  Acts  and  Omissions.
               ------------------------------------

               As between any Borrower and the Agent, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses(i) through (viii) of such sentence.
               In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Lender.

     2.22.     Pro  Rata  Treatment  of  Lenders.
               ---------------------------------

          Each borrowing shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any interest rate and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Advances, shall (except as provided in Section 3.9 in the case of an event specified in Section 3.7, 2.16 or 3.8) be made in proportion to the applicable Advances outstanding from each Lender and, if no such Advances are then outstanding, in proportion to the Ratable Share of each Lender.

     2.23.     Replacement  of  a  Lender.
               --------------------------

          In the event any Lender (i) gives notice under Section 3.7 or Section 3.6, (ii) does not fund Revolving Advances because the making of such Advances would contravene any Law applicable to such Lender, (iii) does not approve any action as to which consent of the Required Lenders is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Advances of such Lender in whole, together with all interest accrued thereon, and terminate such Lender's Commitment within ninety (90) days after (w) receipt of such Lender's notice under Section 3.7 or 3.6, (x) the date such Lender has failed to fund Revolving Advances because the making of such Advances would contravene Law applicable to such Lender, (y) the date of obtaining the consent which such Lender has not approved, or (z) the date such Lender became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Lender at the time
            --------
of such prepayment any amounts required under Section 2.2(f) and 3.6 and any accrued interest due on such amount and any related fees; provided, however,
                                                              --------
that the Commitment and any Term Loan of such Lender shall be provided by one or more of the remaining Lenders (at their option) or a replacement bank acceptable to the Agent; provided, further, the remaining Lenders shall have no obligation
               --------
hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 13.14 and provided that all Letters of Credit have expired or been terminated or replaced.
--------


III.     INTEREST  AND  FEES.
         -------------------

     3.1.     Interest.  Interest on Advances shall be payable in arrears on the
              --------
first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans , at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the Term Loan Rate (as applicable, the "Contract
Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (the "Default Rate").

     3.2.     Commitment  Fee.   If,  for any month during the Term, the average
              ---------------
daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Agent, for the benefit of Lenders, a fee at a rate equal to three-eighths of one percent (3/8%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each quarter.

     [3.3     INTENTIONALLY  LEFT  BLANK]
              --------------------------

     3.4.     Computation  of  Interest  and Fees.   Interest and fees hereunder
              -----------------------------------
shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

     3.5.     Maximum Charges.   In no event whatsoever shall interest and other
              ---------------
charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.6.     Increased Costs.   In the event that any applicable law, treaty or
              ---------------
governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender and the office or branch where Agent or any Lender makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a) subject Agent or such Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or such Lender by the jurisdiction in which it maintains its principal office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose on Agent or such Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document; and the result of any of the foregoing is to increase the cost to Agent or such Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.
     3.7.     Basis For Determining Interest Rate Inadequate or Unfair.   In the
              --------------------------------------------------------
event  that  Agent  or  a  any  Lender  shall  have  determined  that:

          (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan then each affected Lender shall give Agent, and Agent shall give Borrower, prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be canceled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or
Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

     3.8.     Capital  Adequacy.
              -----------------

          (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or Lender and the office or branch where such Agent or Lender makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or such Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.8 shall be available to Agent and Lenders regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

          (b) A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to
Section 3.8(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

IV.     COLLATERAL:  GENERAL  TERMS
        ---------------------------

     4.1.     Security  Interest  in  the  Collateral.   To  secure  the  prompt
              ---------------------------------------
payment and performance to Agent and Lenders of the Obligations, Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of Lenders a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

     4.2.     Perfection of Security Interest .   Borrower shall take all action
              -------------------------------
that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. All charges, expenses and fees Agent and/or Lenders may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's or such Lender's option, shall be paid to Agent or such Lender immediately upon demand.

     4.3.     Disposition  of  Collateral.   Borrower will safeguard and protect
              ---------------------------
all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest or (ii) the proceeds of which are remitted to Agent, for the account of Lenders as a prepayment on the Term Loan.

     4.4.     Preservation  of  Collateral  .   In  addition  to  the rights and
              ----------------------------
remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agents's and each Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate;
(b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's and each Lender's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's and or any Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

     4.5.     Ownership  of Collateral .  With respect to the Collateral, at the
              ------------------------
time the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent and/or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without
             ------------
the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in
Section  4.3  hereof.

     4.6.     Defense  of  Agent's  and  each  Lender's  Interests  .  Until (a)
              ----------------------------------------------------
payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's and each Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's and each Lender's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent and/or any Lender for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent Lender in their original form together with any necessary endorsement.

     4.7.     Books  and  Records  .  Borrower  shall  (a)  keep proper books of
              -------------------
record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

     4.8.     Financial Disclosure .  Borrower hereby irrevocably authorizes and
              --------------------
directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and Lenders copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and Lenders any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and Lenders copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Agent and Lenders will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

     4.9.     Compliance  with  Laws.    Borrower  shall  comply  with all acts,
              ----------------------
rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

     4.10.     Inspection  of  Premises  .  At  all  reasonable  times  and upon
               ------------------------
reasonable advance notice Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business. Agent may conduct one field exam of Borrower and of Guarantor each year, at the expense of Borrower, provided Agent shall conduct a field exam of Guarantor prior to December 31, 2000, at Guarantor's expense.

     4.11.     Insurance  .   Borrower  shall  bear the full risk of any loss of
               ---------
any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall
(a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance;, (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) and (e) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the Borrower to make payment for such loss to

Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and
(b) and (e) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand.

     4.12.     Failure to Pay Insurance .  If Borrower fails to obtain insurance
               ------------------------
as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower's Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

     4.13.     Payment  of  Taxes  .  Borrower  will  pay,  when due, all taxes,
               ------------------
assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Agent and/or any Lender which Agent and/or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the taxes, assessments or other Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

     4.14.     Payment  of Leasehold Obligations .   Borrower shall at all times
               ---------------------------------
pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

     4.15.     Receivables.
               -----------

          (a)     Nature  of  Receivables.   Each  of the Receivables shall be a
                  -----------------------
bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

          (b)     Solvency  of  Customers.   Each  Customer,  to  the  best  of
                  -----------------------
Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

          (c)     Locations  of Borrower .  Borrower's chief executive office is
                  ----------------------
located at 80 Little Falls Road, Fairfield, New Jersey 07004. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

          (d)     Collection of Receivables .  Until  Borrower's authority to do
                  -------------------------
so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Agent's and each Lenders' best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Lender's property and in trust for Lenders all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

          (e)     Notification  of  Assignment  of  Receivables  .  At  any time
                  ---------------------------------------------
following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

          (f)     Power of Agent to Act on Borrower's Behalf .  Agent shall have
                  ------------------------------------------
the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power

(i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other
Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

          (g)     No  Liability.   Neither Agent nor any Lender shall, under any
                  -------------
circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

          (h)     Establishment  of  a  Lockbox Account, Dominion Account.   All
                  -------------------------------------------------------
proceeds  of  Collateral  shall,  at  the  direction  of  Agent, be deposited by
Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require. All funds deposited in such "blocked account" shall immediately become the property of Agent for the benefit of Lenders. Agent does not assume any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

          (i)     Adjustments.   Borrower  will  not,  without  Agent's consent,
                  -----------
compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

     4.16.     Inventory.   To  the  extent Inventory held for sale or lease has
               ---------
been produced by Borrower, it has been and will be produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     4.17.     Maintenance  of  Equipment  .  Except for obsolete Equipment, the
               --------------------------
Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

     4.18.     Exculpation of Liability .  Neither Agent nor any Lender shall be
               ------------------------
responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof, except for willful misconduct or gross negligence. Agent, whether by anything herein or in any assignment or otherwise, shall not assume any of Borrower's obligations under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

     4.19.     Environmental Matters .  (a)  Borrower shall ensure that the Real
               ---------------------
Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

          (b) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

          (c) Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.
Borrower shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

          (d) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lenders with respect thereto.

          (e) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

          (f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lenders and Borrower.

          (g) Promptly upon the written request of Agent from time to time, based on the Agent's reasonable determination that such an assessment is reasonable, Borrower shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

          (h) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any violation of Environmental Laws related to the Real Property, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous
Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

          (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's and Guarantor's right, title and interest in and to its owned and leased premises.

     4.20.     Financing  Statements  .  Except  as  respects  the  financing
               ---------------------
statements  filed  by  Agent  and the financing statements described on Schedule
                                                                        --------
1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.


V.     REPRESENTATIONS  AND  WARRANTIES.
       --------------------------------

     Borrower  represents  and  warrants  as  follows:

     5.1.     Authority .  Borrower and Guarantor each has full power, authority
              ---------
and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents
(a) are within Borrower's and Guarantor's respective corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's and Guarantor's respective by-laws, certificate of incorporation or other appli-cable documents relating to Borrower's and Guarantor's respective incorporation or to the conduct of Borrower's or Guarantor's business or of any material agreement or undertaking to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower or Guarantor under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower or Guarantor or its respective property is a party or by which it may be bound.

     5.2.     Incorporation  and  Qualification.    (a)  Borrower  and Guarantor
              ---------------------------------
have each been duly incorporated as a corporation and is in good standing under the laws of the state listed on Schedule 5.2(a) and each is qualified to do
                                     ---------------
business  and  is in good standing in the states listed on Schedule 5.2(a) which
                                                           ---------------
constitute all states in which qualification and good standing are necessary for Borrower and Guarantor to conduct its respective business and own its respective property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower and Guarantor have each delivered to Agent true and complete copies of its certificate of --incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

          (b) Except as set forth on Schedule 5.2(b), Borrower has no Subsidiaries.

     5.3.     Survival  of Representations and Warranties .  All representations
              -------------------------------------------
and warranties of Borrower and of Guarantor contained in this Agreement and the Other Documents shall be true at the time of Borrower's and Guarantor's, as the case maybe, execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     5.4.     Tax  Returns  .  Borrower's  and  Guarantor's  federal  tax
              ------------
identification number is set forth on Schedule 5.4.  Borrower and Guarantor have
                                      ------------
filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of Borrower and Guarantor have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending March 31, 1991. The provision for taxes on the books of Borrower and of Guarantor are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower and Guarantor have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its respective books.

     5.5.     Financial  Statements  .
              ---------------------

          (a) The pro forma balance sheet of Borrower (the "Pro Forma Balance Sheet") furnished to Agent and each Lender on the Closing Date reflects the consummation of the transactions contemplated by the Stock Purchase Agreement and under this Agreement (the "Transactions") and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in good faith by the Borrower. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Financial Officer of Borrower as having been prepared  in  good  faith.
          (b)     The  twelve-month  cash  flow  projections of the Borrower and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief
                   --------------
Financial Officer of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

     5.6.     Corporate  Name.   Neither Borrower nor Guarantor  have been known
              ---------------
by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor, except as set
                                                ------------
forth on Schedule 5.6, has Borrower or Guarantor  been the surviving corporation
         ------------
of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

     5.7.     O.S.H.A.  and  Environmental  Compliance.
              ----------------------------------------

          (a) To the best of its knowledge, Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; to the best of its knowledge, there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or Guarantor or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

          (b) Borrower and Guarantor have been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

          (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; (iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or Guarantor or of its tenants.

     5.8.     Solvency;  No  Litigation,  Violation,  Indebted-ness or Default .
              ----------------------------------------------------------------

          (a) After giving effect to the Transactions, Borrower and Guarantor will be solvent, able to pay its debts as they mature, has capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

          (b)     Except  as  disclosed  in  Schedule 5.8(b),  Borrower does not
                                             ---------------
have (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on Borrower, and (ii) any liabilities nor indebt-edness for borrowed money other than the Obligations.

          (c) Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

          (d) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d)
                                                                 ---------------
hereto.  Except  as  set  forth in Schedule 5.8(d), (i) no Plan has incurred any
                                   ---------------
"accumulated  funding  deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding require-ments under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabili-ties, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibil-i-ties, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibit-ed transaction" described in Section 406 of the ERISA or
Section 4975 of the Code nor taken any action which would consti-tute or result in a Termination Event with respect to any such Plan which is subject to ERISA,
(ix) Borrower and each member of the Controlled Group has made all contribu-tions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR '2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.9.     Patents,  Trademarks,  Copyrights  and  Licenses  .  All  patents,
              ------------------------------------------------
patent applications, trademarks, trademark applica-tions, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have, where required, been
                          ------------
duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent
                                       ------------
application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.
            -------------

     5.10.     Licenses  and  Permits  .  Except  as set forth in Schedule 5.10,
               ----------------------                             -------------
Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

     5.11.     Default  of  Indebtedness.   Borrower  is  not  in default in the
               -------------------------
payment of the principal of or interest on any Indebtedness in excess of $25,000 or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.12.     No  Default  .  Borrower  is  not  in  default  in the payment or
               -----------
performance of any of its material contractual obligations and no Default has occurred.

     5.13.     No  Burdensome Restrictions.  Neither Borrower nor Guarantor is a
               ---------------------------
party to any contract or agreement the performance of which could have a Material Adverse Effect. Borrower nor Guarantor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

     5.14     No Labor Disputes .  Neither Borrower nor Guarantor is involved in
              -----------------
any labor dispute; there are no strikes or walkouts or union organization of Borrower's or of Guarantor's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on
Schedule  5.14  hereto.
     ---------

     5.15.     Margin  Regulations  .   Neither  Borrower  nor  Guarantor  is
               -------------------
engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.16.     Investment  Company  Act  .  Neither Borrower nor Guarantor is an
               ------------------------
"investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.


     5.17.     Disclosure  .  No representation or warranty made by  Borrower in
               ----------
this Agreement or in the Stock Purchase Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by the Stock Purchase Agreement, or this Agreement which could reasonably be expected to have a Material Adverse Effect.

     5.18.     Delivery  of  Stock  Purchase  Agreement  .  Agent  has  received
               ----------------------------------------
complete copies of the Stock Purchase Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

     5.19.     [INTENTIONALLY  LEFT  BLANK]
               ----------------------------

     5.20.     Conflicting  Agreements  .  No  provision  of  any  mortgage,
               -----------------------
indenture, contract, agreement, judgment, decree or order binding on Borrower or on Guarantor or affecting the Collateral or the Guarantor Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.21.     Application  of Certain Laws and Regulations .  Neither Borrower,
               --------------------------------------------
Guarantor nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.22     Year 2000.   Borrower and Guarantor have reviewed the areas within
              ---------
its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower or Guarantor (or any of its respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Effect.


VI.     AFFIRMATIVE  COVENANTS.
        ----------------------

     Borrower shall and shall cause Guarantor, until payment in full of the Obligations and termination of this Agreement:

     6.1.     Payment of Fees.   Pay to Agent and to Lenders on demand all usual
              ---------------
and customary fees and expenses which Agent and any Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in
Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

     6.2.     Conduct  of  Business  and  Maintenance of Exis-tence and Assets.
              ----------------------------------------------------------------
(a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

     6.3.     Violations .  Promptly notify Agent in writing of any violation of
              ----------
any law, statute, regulation or ordinance of any Official Body, or of any agency thereof, applicable to Borrower or Guarantor which could reasonably be expected to have a Material Adverse Effect on Borrower or Guarantor.

     6.4.     Government  Receivables  .  When requested by Agent to do so, take
              -----------------------
all steps necessary to protect Agent's and Lenders' interest in the Collateral and the Guarantor Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower (or accounts receivable arising out of contracts between Guarantor) and the United States, any state or any department, agency or instrumentality of any of them.

     6.5.      Minimum  Fixed  Charge  Coverage.  Maintain  at  all  times  on a
               --------------------------------
consolidated basis a ratio of Minimum Fixed Charge Coverage of greater than 1.20 to 1 for any period of four (4) consecutive fiscal quarters.

     6.6.     Minimum  Interest Coverage.   Cause or permit the Minimum Interest
              --------------------------
Coverage for any period of four (4) consecutive fiscal quarters of the Borrower on a consolidated basis to be greater than the ratio of 4.0 to 1.
     6.7.     Maximum  Leverage  Ratio.   Cause  or  permit the Maximum Leverage
              ------------------------
Ratio for any period of four (4) consecutive fiscal quarters of the Borrower to be less than the ratio of 2.0 to 1.

     6.8.     Execution  of  Supplemental  Instruments.   Execute and deliver to
              ----------------------------------------
Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral or the Guarantor Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

     6.9.     Payment  of  Indebtedness;  Taxes.   Pay,  discharge or otherwise
              ---------------------------------
satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including but not limited to federal, state and local taxes except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower or Guarantor shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Agent and/or Lenders.

     6.10.     Standards  of  Financial  Statements.  Cause  all  financial
               ------------------------------------
statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.11.     Exercise  of  Rights .  Enforce all of its rights under the Stock
               --------------------
Purchase Agreement including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

     6.12     Interest  Rate Protection.   Within sixty (60) days of the Closing
              -------------------------
Date,  obtain
Interest Rate Protection on terms and conditions reasonably acceptable to Agent and Borrower.

     6.13     Key  Man  Life  Insurance.     Use its best efforts, within ninety
              -------------------------
(90)  days  of  the
Closing Date, to obtain evidence of key man life insurance on Joseph R. Mallon, Jr. and Damon Germantown in such amounts as are reasonably acceptable to Agent and Borrower.

VII.     NEGATIVE  COVENANTS.
         -------------------

     Borrower shall not and shall cause Guarantor not to, until satisfaction in full of the Obligations and termination of this Agreement:

     7.1.     Merger,  Consolidation,  Acquisition  and  Sale  of  Assets  .
              -----------------------------------------------------------

          (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

          (b) Sell, lease, transfer or otherwise dispose of any Collateral (except as permitted hereunder) or, in the case of Guarantor, Guarantor Collateral (except as permitted under the Guarantor Security Agreement), or, in the case of Measurement LTD., Jingliang Electronics Co., LTD., any of their properties or assets, except in the ordinary course of their business.

     7.2.     Creation  of  Liens.   Create  or  suffer  to  exist  any  Lien or
              -------------------
transfer upon or against any of its property or assets or the properties or assets of Measurement LTD., Jingliang Electronics Co., LTD or IC Sensors, Inc. now owned or hereafter acquired, except Permitted Encumbrances.

     7.3.     Guarantees.  Become liable upon the obligations of any Person by
              ----------
assumption, endorsement or guaranty thereof or otherwise (other than to Agent and/or Lenders) except the endorsement of checks in the ordinary course of business.

     7.4.     Investments.  Except  as  permitted  pursuant to Section 7.12(c)
              -----------
purchase or acquire obligations or stock of, or any other interest in, any Person including, without limitation, capital contributions to the Guarantor, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.
     7.5.     Loan.  Except  as  permitted  pursuant to Section 7.12(c), make
              -----
advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate.

     7.6.     Capital  Expenditures.  Contract  for,  purchase  or  make  any
              ---------------------
expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an aggregate amount in excess of $3,500,000.

     7.7.     Dividends.  Declare, pay or make any dividend or distribution on
              ---------
any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock or split-ups or reclassifications of its stock or membership interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower or of Guarantor.

     7.8.     Indebtedness.  Create,  incur,  assume  or  suffer  to exist any
              ------------
Indebtedness (exclusive of trade debt) except in respect of Indebtedness to Lenders; Indebtedness incurred for capital expenditures permitted under Section
7.6 hereof; and Indebtedness assumed under the Acquisition Agreement and the Stock Purchase Agreement; provided, however, that the maximum aggregate amount
                            --------  -------
outstanding  at  any  time  of  such  Indebtedness  shall  not  exceed $250,000.

     7.9.     Nature  of  Business.  Substantially  change  the  nature of the
              --------------------
business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10.     Transactions  with  Affiliates.  Except for transactions between
               ------------------------------
the Borrower and its Subsidiaries, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate of Borrower or of Guarantor.

     7.11.     Leases.   Enter  as  lessee  into  any  lease  arrangement  not
               ------
currently existing for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all additional leased property would exceed $250,000 in any one fiscal year.

     7.12.     Subsidiaries.
               ------------

          (a) Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrower hereunder, under the Note, and under any other agreement between Borrower and Agent and/or any Lender and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

          (b) Enter into any partnership, joint venture or similar arrangement.

          (c) Permit investment in or cash due to Borrower from all of Borrower's foreign and domestic subsidiaries in an amount at any time outstanding aggregating in excess of $3,000,000 during any fiscal year of Borrower outstanding at any time, to be determined quarterly, provided, however, at all times advances to Guarantor shall be limited to Guarantor's own Borrowing Base.

     7.13.     Fiscal Year and Accounting Changes .  Change its fiscal year from
               ----------------------------------
March 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

     7.14.     Pledge  of  Credit  .  Now or hereafter pledge Lender's credit on
               ------------------
any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

     7.15.     Amendment  of  Certificate  of  Incorporation , By-Laws .  Amend,
               -------------------------------------------------------
modify or waive any term or material provision of its Certificate of Incorporation or By-Laws unless required by law.

     7.16.     Compliance  with  ERISA .  (i) (x) Maintain, or permit any member
               -----------------------
of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or
                                                ---------------
permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower, Guarantor or any member of the Controlled Group or the imposition of a lien on the property of Borrower, Guarantor or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute  to  any  Multiemployer  Plan  not disclosed on Schedule 5.8(d), (vi)
                                                           ---------------
incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Con-trolled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.17.     Prepayment  of  Indebtedness  .  At  any  time,  directly  or
               ----------------------------
indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower or Guarantor.

     7.18.     Other  Agreements .  Enter into any material amendment, waiver or
               -----------------
modification of the Acquisition Agreement, the Stock Purchase Agreement or any related agreements.

VIII.     CONDITIONS  PRECEDENT.
          ---------------------

     8.1.     Conditions  to  Initial  Advances  .  The  agreement  of Agent and
              ---------------------------------
Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

          (a)     Note  .  Agent  shall have received the Note duly executed and
                  ----
delivered  by  an  authorized  officer  of  Borrower;

          (b)     Filings,  Registrations  and  Recordings  .  Each  document
                  ----------------------------------------
(including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral and the Guarantor Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

          (c)     Corporate Proceedings of Borrower and Guarantor .  Agent shall
                  -----------------------------------------------
have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors and of Guarantor of Borrower and of Guarantor authorizing (i) the execution, delivery and performance of this Agreement, the Notes, any related agreements, the Acquisition Agreement and the Stock Purchase Agreement (collectively the "Documents") and (ii) the granting by Borrower or by the Guarantor, as the case may be, of the security interests in and liens upon the Collateral or the Guarantor Collateral certified by the Secretary or an Assistant Secretary or other authorized representative of Borrower or Guarantor, as the case may be, as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (d)     Incumbency  Certificates  of  Borrower  and Guarantor .  Agent
                  -----------------------------------------------------
shall have received a certificate of the Secretary or an Assistant Secretary or other authorized representative of Borrower or of Guarantor, dated the Closing Date, as to the incumbency and signature of the officers of Borrower or of Guarantor, as the case maybe, executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary or other authorized representative  of  the  Borrower  or  of  the  Guarantor,  as  the case may be;
          (e)     Certificates  .  Agent  shall  have  received  a  copy  of the
                  ------------
Certificate of Incorporation of Borrower and Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of formation together with copies of the By-Laws of Borrower and of Guarantor certified as accurate and complete by the Secretary or other authorized representative of Borrower or of Guarantor, as the case may be;

          (f)     Good  Standing  Certificates .  Agent shall have received good
                  ----------------------------
standing certificates for Borrower and for Guarantor dated not more than 10 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's or of Guarantor's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's or of Guarantor's business activities or the ownership of its properties necessitates qualification;

          (g)     Legal Opinions .  Agent shall have received the executed legal
                  --------------
opinions of John D. Arnold, Esq. and McCarter & English in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note, and related agreements as Agent reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

          (h)     No  Litigation  .     No  litigation,  in-vestiga-tion  or
                  --------------
proceeding before or by any arbitrator or Official Body shall be continuing or threatened against Borrower or Guarantor, or against the members, officers or directors of Borrower or Guarantor or against the Seller or its officers and directors (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent have a Material Adverse Effect; and no injunction, writ, restrain-ing order or other order of any nature materially adverse to Borrower, Guarantor or Seller or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Official Body;

          (i)     Financial  Condition Certificates .  Agent shall have received
                  ---------------------------------
an  executed  Financial  Condition  Certificate  in  the form of Exhibit 8.1(i).
                                                                 --------------
          (j)     Collateral  Examination .  Grant Thornton shall have completed
                  -----------------------
an independent financial review of IC Sensors, Inc. (including field audits) and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receiv-ables, Inventory, General Intangibles, Real Property , Leasehold Interests and Equipment of Borrower, Guarantor and Seller and all books and records in connection therewith;

          (k)     Fees.   Agent  shall  have  received all fees payable to Agent
                  ----
and  Lenders  on  or  prior to the Closing Date pursuant to Article III hereof ;

          (l)     Pro  Forma Financial Statements.   Agent shall have received a
                  -------------------------------
copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders; an independent due diligence examination on the books or records (including Guarantor Collateral), by Grant Thornton;

          (m)     Stock  Purchase  Documents.   Agent  shall have received final
                  --------------------------
executed copies of the Stock Purchase Agreement and all related agreements, documents and instruments as in effect on the Closing Date and the transactions contemplated by such documenta-tion shall be consummated prior to the making of the initial Advance.

          (n)     Capital  Structure.   Agent  shall have received a certificate
                  ------------------
signed by the Chief Financial Officer of the Borrower, in form and substance satisfactory to Agent, which shall set forth in reasonable detail the capital structure of the Borrower as at the Closing Date.

          (o)     Insurance.   Agent  shall  have received in form and substance
                  ---------
satisfactory to Agent, certified copies of Borrower's and Guarantor's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Lender as loss payee, and certified copies of Borrower's and Guarantor's liability insurance policies, together with endorsements naming Agent as a co-insured;

          (p)     Stock  Pledge  Agreement,  Other Documents.   Agent shall have
                  ------------------------------------------
received executed Stock Pledge Agreement, Assignment of Patents and all Other Documents, each in form and substance satisfactory to Lenders;

          (q)     Environmental  Reports.   Agent  shall  have  received  all
                  ----------------------
environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Borrower;

          (r)     Payment  Instructions.   Agent  shall  have  received  written
                  ---------------------
instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;
          (s)     Blocked  Accounts.   Agent  shall  have received duly executed
                  -----------------
agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral;

          (t)     Consents.   Agent  shall  have  received  any and all Consents
                  --------
necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral and the Guarantor Collateral, as Agent and its counsel shall deem necessary;

          (u)     No  Adverse  Material  Change.   (i)  since December 31, 1999,
                  -----------------------------
there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

          (v)     Leasehold  Agreements.   Agent  shall  have received landlord,
                  ---------------------
mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower or by Guarantor at which Inventory is located;
          (w)     Contract  Review.   Agent  shall  have  reviewed  all material
                  ----------------
contracts of Borrower, Guarantor, and Seller including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;
          (x)     Closing  Certificate.   Agent  shall  have  received a closing
                  --------------------
certificate signed by the Chief Financial Officer of Borrower and of Guarantor dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrower an Guarantor is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents, (iii) Borrower and Guarantor is on such date in compliance with all applicable laws, statutes, rules and regulations of any applicable Official Body, and (iv) on such date no Default or Event of Default has occurred or is continuing;

          (y)     Borrowing  Base.   Agent  shall  have  received  evidence from
                  ---------------
Borrower and Guarantor that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower and evidence from Borrower there exists Undrawn Availability under the Revolving Advances of $2,500,000 on the Closing Date;

          (z)     Guaranty,  Guarantor  Security Agreement.     Agent shall have
                  ----------------------------------------
received  the
Guaranty and the Guarantor Security Agreement, duly executed by an authorized officer of Guarantor.

          (aa) Agent shall have received evidence from Borrower that the Borrower has contributed at least $2,000,000 of its own funds to acquire the stock of IC Sensors, Inc.

          (bb)     Other.   All  corporate  and  other  proceedings,  and  all
                   -----
documents, instruments and other legal matters in connec-tion with the Transactions shall be satisfactory in form and substance to Agent and its counsel.


     8.2.     Conditions  to  Each Advance.   The agreement of Agent and Lenders
              ----------------------------
to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

          (a)     Representations  and Warranties.  Each of the representations
                  -------------------------------
and warranties made by Borrower an by the Guarantor in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

          (b)     No  Default.   No  Event  of  Default  or  Default  shall have
                  -----------
occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transac-tions contemplated by the Stock Purchase Agreement; provided, however that Lenders, in
                                              --------  -------
their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

          (c)     Maximum  Advances.  In  the case of any Advances requested to
                  -----------------
be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.     INFORMATION  AS  TO  BORROWER  AND  GUARANTOR.
        ---------------------------------------------

     Borrower shall and shall cause Guarantor to, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1.     Disclosure  of  Material  Matters.   Immediately  upon  learning
              ---------------------------------
thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral or Guarantor's Collateral, including, without limitation, Borrower's or Guarantor's reclamation or repossession of, or the return to Borrower or to Guarantor of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

     9.2.     Schedules  .  Deliver  to  Agent on or before the twentieth (20th)
              ---------
day  of  each  month as and for the prior month (a) accounts receivable ageings,
(b) accounts payable schedules and (c) Inventory reports. In addition, Borrower and Guarantor will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral or Guarantor Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reason-ably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower or by Guarantor, as the case may be and delivered to Agent from time to time solely for Agent's convenience in main-taining records of the Collateral and the Guarantor Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral or Guarantor Collateral.

     9.3.     Environmental  Reports  .  Furnish  Agent,  concurrently  with the
              ----------------------
delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President or Manager of Borrower stating, to the best of his knowledge, that Borrower and Guarantor is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower or Guarantor is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower or Guarantor will implement in order to achieve full compliance.

     9.4.     Litigation  .  Promptly notify Agent in writing of any litigation,
              ----------
suit or administrative proceeding affecting Borrower or Guarantor, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

     9.5.     Material  Occurrences .  Promptly notify Agent in writing upon the
              ---------------------
occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower or Guarantor to a tax imposed by Section 4971 of the Code; (d) each and every default by Borrower or Guarantor which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Borrower or Guarantor which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action
Borrower or Guarantor, as the case may be, proposes to take with respect thereto.

     9.6.     Government  Receivables  .  Notify Agent immediately if any of its
              -----------------------
Receivables (or accounts receivable, in the case of the Guarantor arise out of contracts between Borrower (or Guarantor) and the United States, any state, or any department, agency or instrumentality of any of them.

     9.7.     Annual  Financial  Statements  .  Furnish  Agent  and  each Lender
              -----------------------------
within ninety (90) days after the end of each fiscal year of Borrower on a consolidated basis, financial statements of Borrower including, but not limited to, statements of income and stockholders' or members' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants") together with the Borrower's annual 10k audit and internally prepared annual consolidating statements. The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and
7.11 hereof. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and 7.11 hereof.

     9.8.     Monthly  and  Quarterly  Financial Statements.  (a) For the first
              ---------------------------------------------
six (6) months following the Closing Date furnish Agent and each Lender within thirty (30) days after the end of each calendar month, the Borrower's financial statements, consisting of a monthly profit and loss statement on a consolidating basis as of the end of such month for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

          (b) Furnish Agent and each Lender on a consolidated basis within 60 days after the end of each fiscal quarter, an unaudited balance sheet of Borrower and unaudited statements of income and stockholders' or members' equity and cash flow of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments, internally prepared quarterly consolidating statements for each of the three quarters of June, September and December and fiscal year end March, together with Borrower's quarterly 10-Q report. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 7.6 and
7.11  hereof.

     9.9.     Other  Reports  .  Furnish Agent and each Lender on a consolidated
              --------------
basis as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower or Guarantor shall send to its stockholders. Furnish Lender with two (2) years of audited fiscal statements and interim results through the Closing Date of IC Sensors, Inc. prepared by a certified public accountant reasonably acceptable to Agent within ninety (90) days of the Closing Date. Furnish Agent and each Lender within one hundred fifty (150) days after the end of each fiscal year of Borrower, consolidated and consolidating financial projections of the Borrower's operations on a monthly basis for each fiscal year, all in reasonable detail and in such form as the Agent may require and prepared by the Borrower's Chief Financial Officer.

   9.10.     Additional Information .  Furnish Agent and each Lender with such
               ----------------------
additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's or Guarantor's closing of any existing office or place of business, and (c) promptly upon Borrower's or Guarantor's learning thereof, notice of any labor dispute to which Borrower or Guarantor may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound.


     9.11.     Notice  of  Suits,  Adverse  Events  .  Furnish Agent with prompt
               -----------------------------------
notice of (i) any lapse or other termination of any Consent issued to Borrower or to Guarantor by any Official Body or any other Person that is material to the operation of Borrower's or of Guarantor business, (ii) any refusal by any Official Body or any other Person to renew or extend any such Consent; (iii) copies of any periodic or special reports filed by Borrower or Guarantor with any Official Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower or Guarantor, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Official Body or Person which specifically relate to Borrower or to Guarantor.

     9.12.     ERISA  Notices  and  Requests  .  Furnish  Agent  with  immediate
               -----------------------------
written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establish-ment of any new Plan or the commence-ment of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualifica-tion of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such install-ment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemploy-er Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.13.     Additional  Documents  .  Execute  and  deliver  to  Agent,  upon
               ---------------------
request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.     EVENTS  OF  DEFAULT.
       -------------------

     The occurrence of any one or more of the following events shall constitute an "Event of Default":

     10.1. Failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

     10.2. Any representation or warranty made or deemed made by Borrower or by Guarantor in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

     10.3. Failure by Borrower to (i) furnish financial information when due or when requested which is unremedied for a period of fifteen (15) days, or
(ii)  permit  the  inspection  of  its  books  or  records;

     10.4. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's or Guarantor's property which is not stayed or lifted within forty (40) days;

     10.5. Except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of Borrower or of Guarantor to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between Borrower or Guarantor, on the one hand, and Agent or any Lender, on the other hand, except for a failure or neglect of Borrower or of Guarantor to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is cured within 30 days from the occurrence of such failure or neglect;

     10.6. Any judgment or judgments are rendered or judgment liens filed against Borrower and/or Guarantor for an aggregate amount in excess of $150,000 unless such are contested in good faith, Borrower and/or Guarantor has established adequate reserves in the judgment of the Agent and the Lenders and which within forty (40) days of such rendering or filing is not either satisfied, stayed or discharged of record;

     10.7. Borrower or Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;
     10.8. Borrower or Guarantor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

     10.9. Any Affiliate or any Subsidiary of Borrower, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

     10.10. Any change in Borrower's or in Guarantor's condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

     10.11. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

     10.12. A default of the obligations of Borrower or Guarantor under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

     10.13.     Any  Change  of  Control  shall  occur;

     10.14. Any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower or Guarantor, or Borrower or Guarantor shall so claim in writing to Agent;

     10.15. any Official Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower or Guarantor, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's or of Guarantor's business and the staff of such Official Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent and any such revocation, termination or other action would reasonably be expected to have a Material Adverse Effect;

     10.16 any agreement which is necessary or material to the operation of Borrower's or of Guarantor's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

     10.17. Any portion of the Collateral or Guarantor Collateral shall be seized or taken by a Official Body, or Borrower or Guarantor or the title and rights of Borrower or Guarantor shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

     10.18. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect on Borrower;

     10.19 Termination of the Guaranty, or if Guarantor attempts to terminate, challenges the validity of, or its liability under the Guaranty.

XI.     LENDERS'  RIGHTS  AND  REMEDIES  AFTER  DEFAULT.
        -----------------------------------------------

     11.1.     Rights  and  Remedies  .  Upon  the occurrence of (i) an Event of
               ---------------------
Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Agent and Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and the Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Agent and Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Agent and Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral or any Guarantor Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral or Guarantor Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral or Guarantor Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral or Guarantor Collateral available to Agent at a convenient place. With or without having the Collateral or Guarantor Collateral at the time or place of sale, Agent may sell the Collateral or Guarantor Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral or Guarantor Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent may bid for and become the purchaser, and Agent or any other purchaser at any such sale thereafter shall hold the Collateral and the Guarantee Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower or Guarantor, as the case may be. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's and Guarantor's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral and any Guarantor Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and each Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral and Guarantor Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

     11.2.     Agent's  Discretion  .  Agent  shall  have  the right in its sole
               -------------------
discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or any Lender's rights hereunder.

     11.3.     Setoff .  In addition to any other rights which Agent and Lenders
               ------
may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and Lenders shall have a right to apply Borrower's or Guarantor's property held by Agent and such Lender to reduce the Obligations.

     11.4     Rights  and  Remedies  not  Exclusive  .  The  enumera-tion of the
              -------------------------------------
foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII.     WAIVERS  AND  JUDICIAL  PROCEEDINGS.
         -----------------------------------

     12.1.     Waiver of Notice .   Borrower hereby waives notice of non-payment
               ----------------
of any of the Receivables, demand, present-ment, protest and notice thereof with respect to any and all in-struments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral or Guarantor Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2     Delay  .  No  delay or omission on Agent's or any Lender's part in
              -----
exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3     Jury  Waiver  .  EACH  PARTY  TO  THIS  AGREEMENT HEREBY EXPRESSLY
              ------------
WAIVES  ANY  RIGHT  TO  TRIAL  BY  JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF
ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS
RELATED  HERETO  OR  THERETO  IN  EACH  CASE  WHETHER  NOW EXISTING OR HEREAFTER

ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.     THE  AGENT
          ----------

     13.1     Appointment.     Each  Lender  hereby  irrevocably  designates,
              -----------
appoints and authorizes PNC to act as Agent for such Lender under this Agreement and to execute and deliver or accept on behalf of each of the Lenders the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Lenders to the extent provided in this Agreement.


     13.2     Delegation  of Duties.     The Agent may perform any of its duties
              ---------------------
hereunder  by  or through agents or employees (provided such delegation does not
                                               --------
constitute  a  relinquishment  of  its duties as Agent) and, subject to Sections
13.5 and 13.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     13.3     Nature  of Duties; Independent Credit Investigation.     The Agent
              ---------------------------------------------------
shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Lender expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or of the Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower or of the Guarantor in connection with this Agreement and the making and continuance of the Advances hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Advance or at any time or times thereafter.

     13.4     Actions  in  Discretion  of  Agent; Instructions From the Lenders.
              -----------------------------------------------------------------
The Agent agrees, upon the written request of the Required Lenders, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be
                                          --------
required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any Other Document or applicable law. In the absence of a request by the Required Lenders, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Lenders or all of the Lenders. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Lenders, subject to Section
13.6. Subject to the provisions of Section 13.6, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders, or in the absence of such instructions, in the absolute discretion of the Agent.

     13.5     Reimbursement  and  Indemnification  of  Agent  by  the  Borrower.
              -----------------------------------------------------------------
The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the Other Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any Other Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this
Agreement or any Other Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any Other Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such
 -------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits,
 -------
costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Borrower's books, records and business properties.

     13.6     Exculpatory  Provisions;  Limitation of Liability.     Neither the
              -------------------------------------------------
Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Lender for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Other Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any Other Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any Other Documents, or (c) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower or of the Guarantor, or the financial condition of the Borrower or of the Guarantor, or the existence or possible existence of any Event of Default. No claim may be made by any Borrower, the Guarantor, any Lender, the Agent or any of their respective Subsidiaries against the Agent, any Lender or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to this Agreement or any Other Document or the transactions contemplated hereby or any act, omission or event occurring in connection herewith or therewith, including the negotiation, documentation, administration or collection of the Advances, and the Borrower (for itself and on behalf of each of its Subsidiaries), the Agent and each Lender hereby or thereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or given to the Agent for the account of or with copies for the Lenders, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or of the Guarantor which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

     13.7     Reimbursement  and  Indemnification  of Agent by Lenders.     Each
              --------------------------------------------------------
Lender agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Lender shall
                                                   --------
be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Lender was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Lender shall remain liable to the extent such failure to give notice does not result in a loss to the Lender), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Lender, which shall not be unreasonably withheld. In addition, each Lender agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Borrower's books, records and business properties.

     13.8     Reliance  by  Agent.     The  Agent shall be entitled to rely upon
              -------------------
any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     13.9     Notice  of  Default.     The  Agent  shall  not  be deemed to have
              -------------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default."

     13.10     Notices.     The  Agent  shall  send to each Lender a copy of all
               -------
notices received from the Borrower pursuant to the provisions of this Agreement or the Other Documents promptly after receipt thereof. The Agent shall promptly notify the Borrower and the other Lenders of each change in the Base Rate and the effective date thereof.
     13.11     Lenders  in  Their Individual Capacities.     With respect to its
               ----------------------------------------
Revolving Credit Commitment, the Revolving Advances, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Lender hereunder or under any of the Other Documents, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Lender, as though such Lender were not a Lender hereunder. The Lenders acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Borrower (including information that may be subject to confidentiality obligations in favor of the Borrower) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     13.12     Holders  of  Notes.     The Agent may deem and treat any payee of
               ------------------
any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


     13.13     Equalization  of  Lenders.     The Lenders and the holders of any
               -------------------------
participations in any Notes agree among themselves that, with respect to all amounts received by any Lender or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Lenders and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 2.16 or in

Article III. The Lenders or any such holder receiving any such amount shall purchase for cash from each of the other Lenders an interest in such Lender's Advances in such amount as shall result in a ratable participation by the
Lenders and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter
--------
recovered from the Lender or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law
(including court order) to be paid by the Lender or the holder making such purchase.

     13.14     Successor  Agent.     The  Agent  (i) may resign as Agent or (ii)
               ----------------
shall resign if such resignation is requested by the Required Lenders (if the Agent is a Lender, the Agent's Advances and its Commitment shall be considered in determining whether the Required Lenders have requested such resignation) or required by Section 2.16, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Lenders of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Lenders appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article XIII shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     13.15     Availability  of Funds.     The Agent may assume that each Lender
               ----------------------
has made or will make the proceeds of an Advance available to the Agent unless the Agent shall have been notified by such Lender on or before the later of (1) the close of business on the Business Day preceding the date of Borrowing with respect to such Advance or two (2) hours before the time on which the Agent actually funds the proceeds of such Advance to the Borrower (whether using its own funds pursuant to this Section 13.15 or using proceeds deposited with the Agent by the Lenders and whether such funding occurs before or after the time on which Lenders are required to deposit the proceeds of such Advance with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to
(i) the Federal Funds Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Advance after the end of such three-day period.

     13.16     Calculations.     In  the  absence of gross negligence or willful
               ------------
misconduct, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Advances, fees or any other amounts due to the Lenders under this Agreement or any Other Document. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Rate.

     13.17     Beneficiaries.     Except  as  expressly  provided  herein,  the
               -------------
provisions of this Article XIII are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.


XIV.     EFFECTIVE  DATE  AND  TERMINATION.
         ---------------------------------

     14.1.     Term.   This  Agreement,  which shall inure to the benefit of and
               ----
shall be binding upon the respective successors and permitted assigns of Borrower, Agent and Lenders, shall become effective on the date hereof and shall continue in full force and effect until February 14, 2006 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon payment in full of the Obligations.

     14.2.     Termination.   The  termination of the Agreement shall not affect
               -----------
Borrower's, any of Lender's or Agent's rights or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and/or Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and/or Lenders with an indemnification satisfactory to Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent and/or Lenders shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.


XV.     MISCELLANEOUS
        -------------

     15.1     Modifications, Amendments or Waivers.     With the written consent
              ------------------------------------
of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any Other Document or the rights of the Lenders or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower; provided, that, without the written consent of all the Lenders, no
              --------
such  agreement,  waiver  or  consent  may  be  made  which  will:

          (a) Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder or extend the Expiration Date;

          (b) Whether or not any Revolving Advance or Term Loan are outstanding, extend the time for payment of principal or interest of any Revolving Advance or Term Loan (excluding the due date of any mandatory prepayment of an Advance or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advance or reduce the Commitment Fee or any other fee payable to any Lender, or otherwise affect the terms of payment of the principal of or interest of any Advance, the Commitment Fee or any other fee payable to any Lender; or

          (c) increase the Advance Rates above the Advance Rates effective on the Closing Date; or

          (d) Except for sales of assets permitted by Section 7.1(b), release any Collateral or any Guarantor Collateral during any calendar year having an aggregate value in excess of five hundred thousand dollars ($500,000); or consisting of capital stock or other ownership interests of Borrower, Guarantor or its Subsidiary or substantially all of the assets of Borrower, Guarantor or any other security for any of the Borrower's Obligations; or

          (e)     Miscellaneous
                  -------------

               Amend Sections 2.15, 13.6, 13.13 or this Section 15.1(e), alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the
--------
interests, rights or obligations of the Agent in its capacity as Agent or the issuance of Letters of Credit shall be effective without the written consent of the Agent.

     15.2     No  Implied Waivers; Cumulative Remedies; Writing Required.     No
              ----------------------------------------------------------
course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any Other Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any Other Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     15.3     Reimbursement  and  Indemnification  of  Lenders  by the Borrower;
              ------------------------------------------------------------------
Taxes.     The  Borrower  agrees unconditionally upon demand to pay or reimburse
    -
to each Lender (other than the Agent, as to which the Borrower's Obligations are set forth in Section 13.5) and to save such Lender harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Lender except with respect to (a) and (b) below), incurred by such Lender (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any Other Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this
Agreement or any Other Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any Other Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any Other Documents or any action taken or omitted by such Lender hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Lender's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Lender to be payable in connection with this Agreement or any Other Document, and the Borrower agrees unconditionally to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     15.4     Holidays.     Whenever  payment  of an Advance to be made or taken
              --------
hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Revolving Advance and the Term Loan shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Revolving Advance and the Term Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided with respect to Interest Periods under the Eurodollar Rate Loans), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     15.5     Funding  by  Branch,  Subsidiary  or  Affiliate.
              -----------------------------------------------

          (a) Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 15.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Eurodollar Rate Loan at any time, provided that immediately following (on the
                                     --------
assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Sections 2.1(f), 3.6 and 3.8 than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Advances or any sources of funding actually used by
or available to such Lender.  " \l 3          (b)     Each Lender shall have the
right from time to time to make or maintain any Advance by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Advance subject to the last sentence of this Section 15.5(b). If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Advances hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Advances to the same extent as if such Advances were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Advances hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Sections 2.1(f), 3.6 and 3.8) which would otherwise not be incurred.

     15.6.     Governing  Law  .  This  Agreement  shall  be  governed  by  and
               --------------
construed in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of law. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any Other Document may be brought in any court of competent jurisdiction in the State of New Jersey, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Schedule 15.10 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any
                                                      --------------------
judicial proceeding by Borrower against Agent or Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the State of New Jersey.

          Each Letter of Credit and Section 2.14 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

     15.7.     Entire  Understanding . This Agreement and the documents executed
               ---------------------
concurrently herewith contain the entire understanding among Borrower, Agent and Lenders and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower, Agent and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     15.8     Successors  and  Assigns;  Participations;  New  Lenders.
              --------------------------------------------------------

               (a) This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Agent, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Lender may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Advances made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided
                                                                        --------
that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Lender to an Affiliate of such Lender, and (2) any assignment by a Lender to a Person other than an Affiliate of such Lender may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Lender's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Lender hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit Note or Term Note subject to such assignment, the Borrower shall execute and deliver a new
Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Lender in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Lender which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Lender shall pay to the Agent a service fee in the amount of $3,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 11.3 (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in
Section 15.1. all of such Lender's obligations under this Agreement or any Other Document shall remain unchanged, and all amounts payable by Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation.

               (b) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 15.21 relating to federal income tax withholding. Each Lender may furnish any publicly available information concerning Borrower or its Subsidiaries and any other information concerning Borrower or its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and
                                            --------
participants  agree  to  be  bound  by  the  provisions  of  Section  15.19.

               (c) Notwithstanding any other provision in this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the Other Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any Other Document.

     15.9     Notices.    Any  notice,  request,  demand,  direction  or  other
              -------
communication (for purposes of this Section 15.9 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 15.9) in accordance with this Section
15.9. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under this respective names on Schedule 15.10(A) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 15.9. Any Notice shall be effective:

          (a)     In  the  case  of  hand-delivery,  when  delivered;
          (b) If given by mail, four days after such Notice is deposited with the United
States Postal Service, with first-class postage prepaid, return receipt requested;

          (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephone Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

          (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine' telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

          (e) In the case of electronic transmission, when actually received;

          (f) In the case of a Website Posting, upon delivery of a Notice of such posting
(including the information necessary to access such site) by another means set forth in this Section 15.9 and

          (g) If given by any other means (including by overnight courier), when actually received
Any Lender giving a Notice to Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of is receipt of such Notice.

     15.10.     Survival.     The  obligations  of  Borrower  under  Sections
                --------
2.2(e),  2.2(f),  2.12, 2.14, 3.6, 3.7, 3.8,  4.19(h), 13.5, 13.6, 13.7 and 15.9
shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

     15.11.     Severability.  If  any  part of this Agreement is contrary to,
                ------------
prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     15.12.     Injunctive  Relief.  Borrower  recognizes  that,  in the event
                ------------------
Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent or Lender; therefore, Agent or Lender, if Agent or Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

     15.13.     Captions.  The captions at various places in this Agreement are
                --------
intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     15.14.     Counterparts;  Telecopied  Signatures  .  This  Agreement may be
                -------------------------------------
executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     15.15.     Construction  .  The parties acknowledge that each party and its
                ------------
counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

     15.16.     Confidentiality;  Sharing Information .   (a) Agent, each Lender
                -------------------------------------
and each assignee of a Lender shall hold all non-public information obtained by Agent, such Lender, or such assignee pursuant to the requirements of this
Agreement in accordance with Agent's, such Lender's and such assignee's customary procedures for handling confidential information of this nature; provided, however, Agent, Lender and each assignee of a Lender may disclose such
     ---  -------
confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, to Lender or to any prospective assignee of a Lender or participant in any Advance, and (c) as required or requested by any Official Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by
                    --------  -------
applicable law or court order, Agent, Lender and each assignee of a Lender shall use its best efforts prior to disclosure thereof, to notify the Borrower of the applicable request for disclosure of such non-public information (A) by a Official Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Official Body) or (B) pursuant to legal process and (ii) in no event shall Lender, any Lender or any assignee of a Lender be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

          (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by Agent and Lenders or by one or more Subsidiaries or Affiliates of Agent and Lenders and Borrower hereby authorizes gent and Lenders to share any information delivered to Agent and Lenders by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Agent and Lender, it being understood that any such Subsidiary or Affiliate of Agent and Lender receiving such information shall be bound by the provision of this
Section 15.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Agreement.

     15.17.     Publicity  .  Borrower  hereby  authorizes  Agent  to  make
                ---------
appropriate announcements, with prior notice to Borrower, of the financial arrangement entered into between Borrower, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

     15.18.     Tax  Withholding  Clause  .     Each  Lender  or  assignee  or
                ------------------------
participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the Other Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Lender, assignee or participant indicating that such exemption or reduced rate is allowable with respect to such payments. Each Lender, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Lender, assignee or participant is entitled to receive payments under this Agreement and the Other Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Lender, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

     15.19     Application of Payments .     Agent shall have the continuing and
               -----------------------
exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral and the Guarantor Collateral to any portion of the Obliga-tions. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral or the Guarantor Collateral for Borrower's or for Guarantor's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.


     Each of the parties has signed this Agreement as of the day and year first above written.

[SEAL]                            MEASUREMENT  SPECIALTIES,  INC.
ATTEST:
                                  By:_______________________________
________________________          Name:  Joseph  R.  Mallon,  Jr.
 Kirk  Dischino                   Title:  Chief  Executive  Officer
 Assistant  Secretary


                                  PNC BANK, NATIONAL ASSOCIATION, as Lender


                                  By:_______________________________
                                  Name:  Paul  E.  Kelleman
                                  Title:  Vice  President

List  of  Exhibits  and  Schedules
----------------------------------


Exhibits


Exhibit  2.1(a)     Revolving  Credit  Note
Exhibit  2.1(b)     Borrowing  Base  Certificate
Exhibit  2.4        Term  Note
Exhibit  5.5(b)     Financial  Projections
Exhibit  8.1(i)     Financial  Condition  Certificate


Schedules


Schedule  1.2(a)     Leasehold  Interests
Schedule  1.2  (b)   Permitted  Encumbrances
Schedule  3.3        Registration  Rights
Schedule  4.5        Equipment  and  Inventory  Locations
Schedule  4.15(c)    Location  of  Executive  Offices
Schedule  4.19       Real  Property
Schedule  5.2(a)     States  of  Qualification  and  Good  Standing
Schedule  5.2(b)     Subsidiaries
Schedule  5.4        Federal  Tax  Identification  Number
Schedule  5.6        Prior  Names
Schedule  5.7        Environmental
Schedule  5.8(b)     Litigation
Schedule  5.8(d)     Plans
Schedule  5.9        Intellectual  Property,  Source  Code  Escrow  Agreements
Schedule  5.10       Licenses  and  Permits
Schedule  5.14       Labor  Disputes

SCHEDULE  1.2
-------------



(A)     SCHEDULE  OF  LEASEHOLD  INTERESTS
        ----------------------------------




(B)     SCHEDULE  OF  PERMITTED  ENCUMBRANCES
        -------------------------------------

SCHEDULE  1.2A
--------------


ORIGINAL  OWNERS
----------------

SCHEDULE  4.5
-------------


EQUIPMENT  AND  INVENTORY  LOCATIONS
------------------------------------

SCHEDULE  4.15(C)
-----------------

LOCATION  OF  EXECUTIVE  OFFICES
--------------------------------

SCHEDULE  4.19
--------------


REAL  PROPERTY
--------------

SCHEDULE  5.2(A)
----------------


STATES  OF  QUALIFICATION  AND  GOOD  STANDING
----------------------------------------------

SCHEDULE  5.2(B)
----------------


SUBSIDIARIES
------------

SCHEDULE  5.4
-------------


FEDERAL  TAX  IDENTIFICATION  NUMBER
------------------------------------

SCHEDULE  5.6
-------------


PRIOR  NAMES
------------

SCHEDULE  5.8(B)
----------------



LITIGATION
----------

SCHEDULE  5.8(D)
----------------



PLANS
-----

SCHEDULE  5.9
-------------

INTELLECTUAL  PROPERTY
----------------------

SCHEDULE  5.10
--------------



LICENSES  AND  PERMITS
----------------------

SCHEDULE  5.14
--------------

LABOR  DISPUTES
---------------

                                            TABLE OF CONTENTS
                                                                                         PAGE  NO.
                                                                                         ---------
I.       DEFINITIONS                                                                           -1-
         ---------------------------------------------------------------------
1.1.     Accounting Terms                                                                      -1-
         ---------------------------------------------------------------------
1.2.     General Terms.                                                                        -1-
         ---------------------------------------------------------------------
1.3.     Uniform Commercial Code Terms                                                        -17-
         ---------------------------------------------------------------------
1.4.     Certain Matters of Construction                                                      -17-
         ---------------------------------------------------------------------
1.5.     Agent's Discretion and Consent.                                                      -18-
         ---------------------------------------------------------------------

II.      ADVANCES, PAYMENTS                                                                   -18-
         ---------------------------------------------------------------------
2.1.     (a)  Revolving Advances                                                              -18-
         ---------------------------------------------------------------------
(b)      "Borrowing Base Certificate".                                                        -18-
         ---------------------------------------------------------------------
(c)      Discretionary Rights.                                                                -19-
         ---------------------------------------------------------------------
(d)      Nature of Lenders' Obligations with Respect to Revolving Advances.                   -19-
         ---------------------------------------------------------------------
2.2      Procedure for Revolving Advances Borrowing.                                          -19-
         ---------------------------------------------------------------------
2.3.     Disbursement of Advance Proceeds                                                     -21-
         ---------------------------------------------------------------------
2.4.     Making Revolving Advances.                                                           -21-
         ---------------------------------------------------------------------
2.5.     Term Loan                                                                            -22-
         ---------------------------------------------------------------------
2.6      Maximum Advances                                                                     -23-
         ---------------------------------------------------------------------
2.7.     Repayment of Advances                                                                -23-
         ---------------------------------------------------------------------
2.8.     Repayment of Excess Advances                                                         -23-
         ---------------------------------------------------------------------
2.9.     Statement of Account                                                                 -23-
         ---------------------------------------------------------------------
2.10.    Additional Payments                                                                  -23-
         ---------------------------------------------------------------------
2.11.    Mandatory Prepayments                                                                -24-
         ---------------------------------------------------------------------
2.12.    Optional Prepayment.                                                                 -24-
         ---------------------------------------------------------------------
2.13.    Use of Proceeds.                                                                     -24-
         ---------------------------------------------------------------------
2.14.    Letter of Credit Sublimit.                                                           -25-
         ---------------------------------------------------------------------
2.15     Disbursements, Reimbursement.                                                        -25-
         ---------------------------------------------------------------------
2.16     Repayment of Participation Advances.                                                 -26-
         ---------------------------------------------------------------------
2.17     Documentation.                                                                       -27-
         ---------------------------------------------------------------------
2.18     Determinations to Honor Drawing Requests.                                            -27-
         ---------------------------------------------------------------------
2.19     Nature of Participation and Reimbursement Obligations.                               -27-
         ---------------------------------------------------------------------
2.20.    Indemnity.                                                                           -28-
         ---------------------------------------------------------------------
2.21.    Liability for Acts and Omissions.                                                    -29-
         ---------------------------------------------------------------------
2.22.    Pro Rata Treatment of Lenders.                                                       -29-
         ---------------------------------------------------------------------
2.23.    Replacement of a Lender.                                                             -30-
         ---------------------------------------------------------------------

III.     INTEREST AND FEES                                                                    -30-
         ---------------------------------------------------------------------
3.1.     Interest.                                                                            -30-
         ---------------------------------------------------------------------
3.2.     Commitment Fee.                                                                      -31-
         ---------------------------------------------------------------------
[3.3     INTENTIONALLY LEFT BLANK]                                                            -31-
         ---------------------------------------------------------------------
3.4.     Computation of Interest and Fees.                                                    -31-
         ---------------------------------------------------------------------
3.5.     Maximum Charges.                                                                     -31-
         ---------------------------------------------------------------------
3.6.     Increased Costs.                                                                     -31-
         ---------------------------------------------------------------------
3.7.     Basis For Determining Interest Rate Inadequate or Unfair.                            -32-
         ---------------------------------------------------------------------
3.8.     Capital Adequacy.                                                                    -32-
         ---------------------------------------------------------------------

IV.      COLLATERAL:  GENERAL TERMS                                                           -33-
         ---------------------------------------------------------------------
4.1.     Security Interest in the Collateral.                                                 -33-
         ---------------------------------------------------------------------
4.2.     Perfection of Security Interest                                                      -33-
         ---------------------------------------------------------------------
4.3.     Disposition of Collateral.                                                           -34-
         ---------------------------------------------------------------------
4.4.     Preservation of Collateral                                                           -34-
         ---------------------------------------------------------------------
4.5.     Ownership of Collateral                                                              -34-
         ---------------------------------------------------------------------
4.6.     Defense of Agent's and each Lender's Interests                                       -34-
         ---------------------------------------------------------------------
4.7.     Books and Records                                                                    -35-
         ---------------------------------------------------------------------
4.8.     Financial Disclosure                                                                 -35-
         ---------------------------------------------------------------------
4.9.     Compliance with Laws.                                                                -35-
         ---------------------------------------------------------------------
4.10.    Inspection of Premises                                                               -36-
         ---------------------------------------------------------------------
4.11.    Insurance                                                                            -36-
         ---------------------------------------------------------------------
4.12.    Failure to Pay Insurance                                                             -37-
         ---------------------------------------------------------------------
4.13.    Payment of Taxes                                                                     -37-
         ---------------------------------------------------------------------
4.14.    Payment of Leasehold Obligations                                                     -37-
         ---------------------------------------------------------------------
4.15.    Receivables                                                                          -37-
         ---------------------------------------------------------------------
(a)      Nature of Receivables.                                                               -37-
         ---------------------------------------------------------------------
(b)      Solvency of Customers.                                                               -37-
         ---------------------------------------------------------------------
(c)      Locations of Borrower                                                                -38-
         ---------------------------------------------------------------------
(d)      Collection of Receivables                                                            -38-
         ---------------------------------------------------------------------
(e)      Notification of Assignment of Receivables                                            -38-
         ---------------------------------------------------------------------
(f)      Power of Agent to Act on Borrower's Behalf                                           -38-
         ---------------------------------------------------------------------
(g)      No Liability                                                                         -39-
         ---------------------------------------------------------------------
(h)      Establishment of a Lockbox Account, Dominion Account                                 -39-
         ---------------------------------------------------------------------
(i)      Adjustments.                                                                         -39-
         ---------------------------------------------------------------------
4.16.    Inventory.                                                                           -39-
         ---------------------------------------------------------------------
4.17.    Maintenance of Equipment                                                             -40-
         ---------------------------------------------------------------------
4.18.    Exculpation of Liability                                                             -40-
         ---------------------------------------------------------------------
4.19.    Environmental Matters                                                                -40-
         ---------------------------------------------------------------------
4.20.    Financing Statements                                                                 -42-
         ---------------------------------------------------------------------

V.       REPRESENTATIONS AND WARRANTIES                                                       -42-
         ---------------------------------------------------------------------
5.1.     Authority                                                                            -42-
         ---------------------------------------------------------------------
5.2.     Incorporation and Qualification.                                                     -42-
         ---------------------------------------------------------------------
5.3.     Survival of Representations and Warranties                                           -43-
         ---------------------------------------------------------------------
5.4.     Tax Returns                                                                          -43-
         ---------------------------------------------------------------------
5.5.     Financial Statements                                                                 -43-
         ---------------------------------------------------------------------
5.6.     Corporate Name                                                                       -44-
         ---------------------------------------------------------------------
5.7.     O.S.H.A. and Environmental Compliance                                                -44-
         ---------------------------------------------------------------------
5.8.     Solvency; No Litigation, Violation, Indebtedness or Default                          -44-
         ---------------------------------------------------------------------
5.9.     Patents, Trademarks, Copyrights and Licenses                                         -45-
         ---------------------------------------------------------------------
5.10.    Licenses and Permits                                                                 -46-
         ---------------------------------------------------------------------
5.11.    Default of Indebtedness.                                                             -46-
         ---------------------------------------------------------------------
5.12.    No Default                                                                           -46-
         ---------------------------------------------------------------------
5.13.    No Burdensome Restrictions.                                                          -46-
         ---------------------------------------------------------------------
5.14     No Labor Disputes                                                                    -46-
         ---------------------------------------------------------------------
5.15.    Margin Regulations                                                                   -46-
         ---------------------------------------------------------------------
5.16.    Investment Company Act                                                               -47-
         ---------------------------------------------------------------------
5.17.    Disclosure                                                                           -47-
         ---------------------------------------------------------------------
5.18.    Delivery of Stock Purchase Agreement                                                 -47-
         ---------------------------------------------------------------------
5.19.    [INTENTIONALLY LEFT BLANK]                                                           -47-
         ---------------------------------------------------------------------
5.20.    Conflicting Agreements                                                               -47-
         ---------------------------------------------------------------------
5.21.    Application of Certain Laws and Regulations                                          -47-
         ---------------------------------------------------------------------
5.22     Year 2000.                                                                           -47-
         ---------------------------------------------------------------------

VI.      AFFIRMATIVE COVENANTS                                                                -48-
         ---------------------------------------------------------------------
6.1.     Payment of Fees.                                                                     -48-
         ---------------------------------------------------------------------
6.2.     Conduct of Business and Maintenance of Existence and Assets                          -48-
         ---------------------------------------------------------------------
6.3.     Violations                                                                           -48-
         ---------------------------------------------------------------------
6.4.     Government Receivables                                                               -48-
         ---------------------------------------------------------------------
6.5.     Minimum Fixed Charge Coverage                                                        -48-
         ---------------------------------------------------------------------
6.6.     Minimum Interest Coverage.                                                           -49-
         ---------------------------------------------------------------------
6.7.     Maximum Leverage Ratio.                                                              -49-
         ---------------------------------------------------------------------
6.8.     Execution of Supplemental Instruments.                                               -49-
         ---------------------------------------------------------------------
6.9.     Payment of Indebtedness; Taxes                                                       -49-
         ---------------------------------------------------------------------
6.10.    Standards of Financial Statements                                                    -49-
         ---------------------------------------------------------------------
6.11.    Exercise of Rights                                                                   -49-
         ---------------------------------------------------------------------
6.12     Interest Rate Protection.                                                            -49-
         ---------------------------------------------------------------------
6.13     Key Man Life Insurance.                                                              -49-
         ---------------------------------------------------------------------

VII.     NEGATIVE COVENANTS                                                                   -50-
         ---------------------------------------------------------------------
7.1.     Merger, Consolidation, Acquisition and Sale of Assets                                -50-
         ---------------------------------------------------------------------
7.2.     Creation of Liens.                                                                   -50-
         ---------------------------------------------------------------------
7.3.     Guarantees                                                                           -50-
         ---------------------------------------------------------------------
7.4.     Investments                                                                          -50-
         ---------------------------------------------------------------------
7.5.     Loans                                                                                -50-
         ---------------------------------------------------------------------
7.6.     Capital Expenditures                                                                 -51-
         ---------------------------------------------------------------------
7.7.     Dividends                                                                            -51-
         ---------------------------------------------------------------------
7.8.     Indebtedness                                                                         -51-
         ---------------------------------------------------------------------
7.9.     Nature of Business                                                                   -51-
         ---------------------------------------------------------------------
7.10.    Transactions with Affiliates                                                         -51-
         ---------------------------------------------------------------------
7.11.    Leases.                                                                              -51-
         ---------------------------------------------------------------------
7.12.    Subsidiaries                                                                         -51-
         ---------------------------------------------------------------------
7.13.    Fiscal Year and Accounting Changes                                                   -52-
         ---------------------------------------------------------------------
7.14.    Pledge of Credit                                                                     -52-
         ---------------------------------------------------------------------
7.15.    Amendment of Certificate of Incorporation , By-Laws                                  -52-
         ---------------------------------------------------------------------
7.16.    Compliance with ERISA                                                                -52-
         ---------------------------------------------------------------------
7.17.    Prepayment of Indebtedness                                                           -52-
         ---------------------------------------------------------------------
7.18.    Other Agreements                                                                     -52-
         ---------------------------------------------------------------------

VIII.    CONDITIONS PRECEDENT.                                                                -53-
         ---------------------------------------------------------------------
8.1.     Conditions to Initial Advances                                                       -53-
         ---------------------------------------------------------------------
(a)      Note                                                                                 -53-
         ---------------------------------------------------------------------
(b)      Filings, Registrations and Recordings                                                -53-
         ---------------------------------------------------------------------
(c)      Corporate Proceedings of Borrower and Guarantor                                      -53-
         ---------------------------------------------------------------------
(d)      Incumbency Certificates of Borrower and Guarantor                                    -53-
         ---------------------------------------------------------------------
(e)      Certificates                                                                         -53-
         ---------------------------------------------------------------------
(f)      Good Standing Certificates                                                           -54-
         ---------------------------------------------------------------------
(g)      Legal Opinions                                                                       -54-
         ---------------------------------------------------------------------
(h)      No Litigation                                                                        -54-
         ---------------------------------------------------------------------
(i)      Financial Condition Certificates                                                     -54-
         ---------------------------------------------------------------------
(j)      Collateral Examination                                                               -54-
         ---------------------------------------------------------------------
(k)      Fees.                                                                                -54-
         ---------------------------------------------------------------------
(l)      Pro Forma Financial Statements.                                                      -54-
         ---------------------------------------------------------------------
(m)      Stock Purchase  Documents.                                                           -54-
         ---------------------------------------------------------------------
(n)      Capital Structure.                                                                   -55-
         ---------------------------------------------------------------------
(o)      Insurance.                                                                           -55-
         ---------------------------------------------------------------------
(p)      Stock Pledge Agreement, Other Documents.                                             -55-
         ---------------------------------------------------------------------
(q)      Environmental Reports.                                                               -55-
         ---------------------------------------------------------------------
(r)      Payment Instructions.                                                                -55-
         ---------------------------------------------------------------------
[(s)     Blocked Accounts.                                                                    -55-
         ---------------------------------------------------------------------
(t)      Consents.                                                                            -55-
         ---------------------------------------------------------------------
(u)      No Adverse Material Change.                                                          -55-
         ---------------------------------------------------------------------
(v)      Leasehold Agreements.                                                                -55-
         ---------------------------------------------------------------------
(w)      Contract Review.                                                                     -55-
         ---------------------------------------------------------------------
(x)      Closing Certificate.                                                                 -56-
         ---------------------------------------------------------------------
(y)      Borrowing Base.                                                                      -56-
         ---------------------------------------------------------------------
(z)      Guaranty, Guarantor Security Agreement.                                              -56-
         ---------------------------------------------------------------------
(aa)                                                                                          -56-
(bb)     Other.                                                                               -56-
         ---------------------------------------------------------------------
8.2.     Conditions to Each Advance.                                                          -56-
         ---------------------------------------------------------------------
(a)      Representations and Warranties                                                       -56-
         ---------------------------------------------------------------------
(b)      No Default.                                                                          -56-
         ---------------------------------------------------------------------
(c)      Maximum Advances                                                                     -57-
         ---------------------------------------------------------------------

IX.      INFORMATION AS TO BORROWER AND GUARANTOR                                             -58-
         ---------------------------------------------------------------------
9.1.     Disclosure of Material Matters.                                                      -58-
         ---------------------------------------------------------------------
9.2.     Schedules                                                                            -58-
         ---------------------------------------------------------------------
9.3.     Environmental Reports                                                                -58-
         ---------------------------------------------------------------------
9.4.     Litigation                                                                           -58-
         ---------------------------------------------------------------------
9.5.     Material Occurrences                                                                 -58-
         ---------------------------------------------------------------------
9.6.     Government Receivables                                                               -59-
         ---------------------------------------------------------------------
9.7.     Annual Financial Statements                                                          -59-
         ---------------------------------------------------------------------
9.8.     Monthly and Quarterly Financial Statements                                           -59-
         ---------------------------------------------------------------------
9.9.     Other Reports                                                                        -60-
         ---------------------------------------------------------------------
9.10.    Additional Information                                                               -60-
         ---------------------------------------------------------------------
9.11.    Notice of Suits, Adverse Events                                                      -61-
         ---------------------------------------------------------------------
9.12.    ERISA Notices and Requests                                                           -61-
         ---------------------------------------------------------------------
9.13.    Additional Documents                                                                 -61-
         ---------------------------------------------------------------------

X.       EVENTS OF DEFAULT                                                                    -62-
         ---------------------------------------------------------------------

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.                                          -64-
         ---------------------------------------------------------------------
11.1.    Rights and Remedies                                                                  -64-
         ---------------------------------------------------------------------
11.2.    Agent's Discretion                                                                   -65-
         ---------------------------------------------------------------------
11.3.    Setoff                                                                               -65-
         ---------------------------------------------------------------------
11.4     Rights and Remedies not Exclusive                                                    -65-
         ---------------------------------------------------------------------

XII.     WAIVERS AND JUDICIAL PROCEEDINGS                                                     -65-
         ---------------------------------------------------------------------
12.1.    Waiver of Notice                                                                     -65-
         ---------------------------------------------------------------------
12.2     Delay                                                                                -66-
         ---------------------------------------------------------------------
12.3     Jury Waiver                                                                          -66-
         ---------------------------------------------------------------------

XIII.    THE AGENT                                                                            -66-
         ---------------------------------------------------------------------
13.1     Appointment.                                                                         -66-
         ---------------------------------------------------------------------
13.2     Delegation of Duties.                                                                -66-
         ---------------------------------------------------------------------
13.3     Nature of Duties; Independent Credit Investigation.                                  -66-
         ---------------------------------------------------------------------
13.4     Actions in Discretion of Agent; Instructions From the Lenders.                       -67-
         ---------------------------------------------------------------------
13.5     Reimbursement and Indemnification of Agent by the Borrower.                          -67-
         ---------------------------------------------------------------------
13.6     Exculpatory Provisions; Limitation of Liability.                                     -68-
         ---------------------------------------------------------------------
13.7     Reimbursement and Indemnification of Agent by Lenders.                               -69-
         ---------------------------------------------------------------------
13.8     Reliance by Agent.                                                                   -69-
         ---------------------------------------------------------------------
13.9     Notice of Default.                                                                   -69-
         ---------------------------------------------------------------------
13.10    Notices.                                                                             -69-
         ---------------------------------------------------------------------
13.11    Lenders in Their Individual Capacities.                                              -70-
         ---------------------------------------------------------------------
13.12    Holders of Notes.                                                                    -70-
         ---------------------------------------------------------------------
13.13    Equalization of Lenders.                                                             -70-
         ---------------------------------------------------------------------
13.14    Successor Agent.                                                                     -70-
         ---------------------------------------------------------------------
13.15    Availability of Funds.                                                               -71-
         ---------------------------------------------------------------------
13.16    Calculations.                                                                        -71-
         ---------------------------------------------------------------------
13.17    Beneficiaries.                                                                       -72-
         ---------------------------------------------------------------------

XIV.     EFFECTIVE DATE AND TERMINATION.                                                      -72-
         ---------------------------------------------------------------------
14.1.    Term.                                                                                -72-
         ---------------------------------------------------------------------
14.2.    Termination.                                                                         -72-
         ---------------------------------------------------------------------

XV.      MISCELLANEOUS                                                                        -72-
         ---------------------------------------------------------------------
15.1     Modifications, Amendments or Waivers.                                                -72-
         ---------------------------------------------------------------------
15.2     No Implied Waivers; Cumulative Remedies; Writing Required.                           -73-
         ---------------------------------------------------------------------
15.3     Reimbursement and Indemnification of Lenders by the Borrower; Taxes.                 -74-
         ---------------------------------------------------------------------
15.4     Holidays.                                                                            -74-
         ---------------------------------------------------------------------
15.5     Funding by Branch, Subsidiary or Affiliate.                                          -75-
         ---------------------------------------------------------------------
15.6.    Governing Law                                                                        -75-
         ---------------------------------------------------------------------
15.7.    Entire Understanding                                                                 -76-
         ---------------------------------------------------------------------
15.8     Successors and Assigns; Participations; New Lenders.                                 -76-
         ---------------------------------------------------------------------
15.9     Notices.                                                                             -77-
         ---------------------------------------------------------------------
15.10.   Survival                                                                             -78-
         ---------------------------------------------------------------------
15.11.   Severability                                                                         -78-
         ---------------------------------------------------------------------
15.12.   Injunctive Relief                                                                    -78-
         ---------------------------------------------------------------------
15.13.   Captions                                                                             -79-
         ---------------------------------------------------------------------
15.14.   Counterparts; Telecopied Signatures                                                  -79-
         ---------------------------------------------------------------------
15.15.   Construction                                                                         -79-
         ---------------------------------------------------------------------
15.16.   Confidentiality; Sharing Information                                                 -79-
         ---------------------------------------------------------------------
15.17.   Publicity                                                                            -80-
         ---------------------------------------------------------------------
15.18.   Tax Withholding Clause                                                               -80-
         ---------------------------------------------------------------------
15.19    Application of Payments                                                              -80-
         ---------------------------------------------------------------------